Securities Act File No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement Under

the Securities Act of 1933

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

7901 4th Street North, Suite 4887

St. Petersburg, FL 33702-4305

(Address of Principal Executive Offices)

(602) 989-4653

(Registrant’s Telephone Number, Including Area Code)

Jeff Foster, Chief Executive Officer

Transglobal Management Group, Inc.

7901 4th Street North, Suite 4887

St. Petersburg, FL 33702-4305

(Name and Address of Agent for Service)

Copies to:

John D. Thomas, Esq.

John D. Thomas, P.C.

11616 South State Street, Suite 1504

Draper, UT 84020

Telephone: (801) 816-2536

Facsimile: (801) 816-2599

Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION MARCH 2026

Up to 2,446,656 Shares of Common Stock

TRANSGLOBAL MANAGEMENT GROUP, INC.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offering to sell these securities and it is not a solicitation of an offering to buy these securities in any state where the offer or sale of such securities is not permitted.

This prospectus relates to the resale from time to time, of up to 2,446,656 shares of the common stock of Transglobal Management Group, Inc. (hereafter, “we” “us” “our”, “TMGI” or the “Company”) by the Selling Stockholder. The shares being registered for resale may be issued by the Company to the Selling Stockholder pursuant to the Standby Equity Commitment Agreement described herein. While we are not selling any shares of common stock directly to the public in this offering and will not receive any proceeds from the resale of shares by the Selling Stockholder, we may receive proceeds from the sale of shares to the Selling Stockholder pursuant to our exercise of the put right under the Equity Financing Agreement. Any participating broker-dealers and, if the Selling Stockholder is an affiliate of any such broker-dealers, are “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it is not a broker-dealer, is not an affiliate of a broker dealer, and does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. Our common stock is traded on the over-the-counter market under the symbol “TMGI”. The closing price for our common stock on March 2, 2026 was $0.0800 per share, as reported by the OTCID Basic Market.

The shares being registered hereby consist of 2,446,656 shares of our common stock that may be issued pursuant to the Standby Equity Commitment Agreement we entered into with the Selling Stockholder on February 17, 2026. Under the Equity Financing Agreement, the purchase price for shares sold to the Selling Stockholder will equal 85% of the average of the two (2) lowest volume weighted average prices of our common stock on the OTCID Basic Market during the five (5) trading days immediately following the applicable clearing date, subject to a contractual minimum price of $0.001 per share. Because the purchase price will be determined at the time of each sale and will depend on future market prices, the number of shares that we may ultimately issue under the Equity Financing Agreement will vary. If the market price of our common stock declines, we would be required to issue a greater number of shares to raise a given dollar amount under the facility, which could result in significant dilution to our existing stockholders. However, this registration statement registers only 2,446,656 shares. If we elect to sell additional shares beyond those registered hereby, we will be required to file and obtain effectiveness of an additional registration statement covering such additional shares. See “Summary of Equity Financing Agreement” on page 34 for a more complete discussion of the Equity Financing Agreement and the terms by which we may issue additional shares of our common stock.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern. We expect that we will need approximately $600,000 in capital to continue as a going concern for the next twelve months from the date of this prospectus. We intend to raise capital to fund our operations through sales of multi-media and entertainment related products and services, borrowings, and private placements of our common stock.

An investment in our common stock is subject to many risks and an investment in our shares will also involve a high degree of risk. The shares issuable from the Equity Financing Agreement will dilute the ownership interest and voting power of existing stockholders. See “Risk Factors” on page 6 to read about factors you should consider before purchasing shares of our common stock.

_______________________________________

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. The Selling Stockholder may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS MARCH 2026

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS AND PROJECTIONS

All statements contained in this prospectus that are not historical facts, including statements regarding anticipated activity, are “forward-looking statements” within the meaning of the federal securities laws, involve a number of risks and uncertainties and are based on our beliefs and assumptions and information currently available to us. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expect,” “objective,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “forecast,” “continue,” “strategy,” or “position” or the negative of such terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results or the ability to generate sales, income or cash flow are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	Our limited operating history in golf-related lifestyle brands, content production, and sports media, and our ability to successfully integrate and commercialize the assets acquired in the GetGolf transaction;

•	Our ability to develop, protect, and monetize golf-related intellectual property, trademarks, licensing rights, and golf course assets;

•	Our dependence on consumer interest in golf, lifestyle entertainment, and digital content, and the risk that market demand may fluctuate or fail to materialize as anticipated;

•	Competition from established golf brands, sports media companies, digital content platforms, and lifestyle product providers, many of which possess greater financial, technological, and marketing resources;

•	Our ability to obtain additional capital necessary to fund product development, media production, marketing initiatives, technology platforms, and general corporate operations;

•	Our reliance on key personnel, including our Chief Executive Officer, Jeff Foster, and the Company’s ability to attract, retain, and compensate individuals with the expertise required to execute our strategic plan;

•	Our reliance on third-party partners, licensors, influencers, distributors, and service providers, and the willingness and ability of these parties to honor their contractual and operational commitments;

•	The potential dilution to shareholders resulting from our Equity Financing Agreement and any future issuances of common stock or convertible instruments necessary to support ongoing operations;

•	Challenges related to maintaining regulatory compliance, SEC reporting obligations, internal controls, and corporate governance as we expand our operations;

•	Volatility in the trading price of our common stock and the risk that market conditions may impair our ability to raise capital when needed; and

•	The risks, uncertainties, and other factors identified in “Risk Factors” and throughout this prospectus and in the Company’s filings with the SEC.

We caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “TMGI” and the “Company” refer to Transglobal Management Group, Inc. We refer in this prospectus to our executive officers and other members of our management team, collectively, as “Management.”

Transglobal Management Group, (“TMGI,” the “Company,” “we,” “us,” or “our”) was incorporated on January 30, 2008, in the State of Florida under the name Maximum Consulting, Inc. Shortly thereafter, the Company changed its name to ZhongSen International Tea Company and sought to provide sales and marketing consulting services to Chinese tea producers seeking to export premium tea products. The Company commenced limited operations in August 2008 under a related-party Sales and Marketing Agreement with Yunnan Zhongsen Group, Ltd., but lacked sufficient capital to fully implement its business plan.

On May 31, 2013, the Company acquired Music of Your Life, Inc., a Nevada corporation (“MYL Nevada”), which became a wholly owned subsidiary. Following this acquisition, the Company changed its name to Music of Your Life, Inc. and operated as a syndicated radio network producing radio programming, concerts, and television content. Rising music licensing costs and the decline of traditional radio advertising increased the difficulty of sustaining this model.

On August 16, 2018, the Company merged into The Marquie Group, Inc., a development-stage health and beauty products enterprise, and adopted the name The Marquie Group, Inc.

On September 26, 2022, the Company acquired a 25% interest in Simply Whim, LLC (“Whim”), a skincare company offering a full line of health and beauty products under the “Whim” brand. Whim became a core component of the Company’s direct-to-consumer health and beauty strategy, and its products continue to be marketed through the Company’s consumer outreach channels.

In October 2025, the Company completed the GetGolf transaction, acquiring golf-related intellectual property, branding assets, and media rights. This transaction expanded the Company’s operations beyond health and beauty into golf-oriented lifestyle products, brand licensing, and entertainment content. The GetGolf assets now complement the Company’s Whim skincare operations, positioning the Company as a diversified consumer products and lifestyle brand platform.

On December 5, 2025, the Company’s Board of Directors approved a corporate name change to Transglobal Management Group, Inc. to better reflect its broadened business mandate and multi-vertical strategy. On that same date, the Company submitted an application to FINRA seeking market approval for the name change and related corporate actions and the name change became market effective on February 10, 2026.

The Company is managed by its Board of Directors consisting of Kelly Kirchhoff and Jeff Foster who is also the Company’s Chief Executive Officer. Mr. Foster oversees operations, strategic planning, and corporate governance. Our principal office is located at 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702-4305. The Company has one full-time employee and engages contract personnel as needed.

We are filing this prospectus in connection with shares of our common stock that may be offered and sold from time to time by the Selling Stockholders pursuant to the Equity Financing Agreement. The Selling Stockholder is offering for sale up to 2,446,656 shares of our common stock. The Selling Stockholder is not an affiliate of the Company. On February 17, 2026, we entered into the Standby Equity Commitment Agreement (the “Equity Financing Agreement”) with the Selling Stockholder, pursuant to which, the Selling Stockholder agreed to purchase from us up to $5,000,000 worth of shares of our common stock from time to time as directed by the Company. Additionally, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Stockholder, pursuant to which we have filed with the U.S. Securities and Exchange Commission (the “SEC”) the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), the shares that may be issued to the Selling Stockholder under the Equity Financing Agreement.

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MacRab is deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act solely with respect to the resale of shares issued to it under the Equity Financing Agreement. The term “underwriter” means any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission. As used in this paragraph the term “issuer” shall include, in addition to an issuer, any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer. In other words, an underwriter must make public disclosure similar to disclosure made by an issuer in the event of purchases and sales of securities.

We do not have the right to commence any sales to the Selling Stockholder under the Equity Financing Agreement until the SEC has declared effective the registration statement of which this prospectus forms a part. Thereafter, we may, from time to time and at our sole discretion, direct the Selling Stockholder to purchase shares of our common stock, but we would be unable to sell shares to them if such purchase would result in their respective beneficial ownership equaling more than 4.99% of the outstanding common stock of the Company. Except as described in this prospectus, there are no trading volume requirements or restrictions under the Equity Financing Agreement, and we will control the timing and amount of any sales of our common stock to the Selling Stockholder. We may at any time in our sole discretion terminate the Equity Financing Agreement without fee, penalty or cost upon one business day notice.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file quarterly and annual reports, as well as other information with the Securities and Exchange Commission (“SEC”) under File No. 000-54163. Such reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and at various regional and district offices maintained by the SEC throughout the United States. Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding us and other registrants that file electronic reports and information with the SEC.

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SUMMARY OF THE OFFERING

Securities Offered	The Selling Stockholder is offering up to 2,446,656 shares of our common stock for public and private resale.

Offering Price

The Selling Stockholder may offer and sell the shares of the Company’s common stock from time to time at prevailing market prices, at prices related to prevailing market prices, at fixed prices, or at privately negotiated prices.

Shares Outstanding

We are authorized to issue 5,000,000,000 shares of common stock, par value $0.0001 per share. As of the date of this prospectus, we have 10,637,635 shares of common stock issued and outstanding. We entered into a Standby Equity Commitment Agreement (the “Equity Financing Agreement”) with the Selling Stockholder pursuant to which the Selling Stockholder has agreed to purchase, at our discretion, up to $5,000,000 of our common stock from time to time, subject to the terms and conditions of the agreement. Shares sold under the Equity Financing Agreement will be issued at a purchase price equal to 85% of the average of the two (2) lowest volume weighted average prices of our common stock on the OTCID Basic Market during the five (5) trading days immediately following the applicable clearing date. This registration statement registers 2,446,656 shares of common stock that may be issued pursuant to the Equity Financing Agreement, representing an aggregate offering amount of approximately $195,732.48 based on the closing price of our common stock of $0.0800 on March 2, 2026. Because the purchase price under the Equity Financing Agreement will fluctuate based on market prices at the time of each sale, the number of shares that we may ultimately issue under the Equity Financing Agreement may vary. If we elect to sell additional shares beyond those registered hereby, we will be required to file and obtain effectiveness of an additional registration statement covering such additional shares. (see “Business – Summary of Equity Financing Agreement” on page 34).

We are also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share. 200 shares of our preferred stock are designated Series A Preferred Stock and issued and outstanding at this time.

Symbol for Our Common Stock	TMGI.

Standby Equity Commitment Agreement

On February 17, 2026, the Company entered into a Standby Equity Commitment Agreement (the “Equity Financing Agreement”) with the Selling Stockholder pursuant to which the Selling Stockholder agreed, subject to the terms and conditions of the agreement, to purchase up to $5,000,000 of the Company’s common stock from time to time at the Company’s discretion. The purchase price for shares sold under the Equity Financing Agreement will equal 85% of the average of the two (2) lowest volume weighted average prices of the Company’s common stock on the OTCID Basic Market during the five (5) trading days immediately following the applicable clearing date. The Company may direct the Selling Stockholder to purchase shares from time to time; however, the Selling Stockholder’s beneficial ownership of the Company’s common stock may not exceed 4.99% of the Company’s then-issued and outstanding shares at any time, in accordance with the terms of the Equity Financing Agreement. Shares issued pursuant to the Equity Financing Agreement must be registered under an effective registration statement or issued pursuant to an available exemption from registration. The registration rights of the Selling Stockholder are set forth in a Registration Rights Agreement, which obligates the Company to file and maintain an effective registration statement covering the resale of shares issued under the Equity Financing Agreement. Although the Equity Financing Agreement provides for the potential sale of up to $5,000,000 of the Company’s common stock, this registration statement registers only 2,446,656 shares, representing an aggregate offering amount of approximately $195,732.48 based on the closing price of the Company’s common stock of $0.0800 per share on March 2, 2026. If the Company elects to sell additional shares under the Equity Financing Agreement beyond those registered hereby, the Company will be required to file and obtain effectiveness of an additional registration statement covering such additional shares.

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Use of Proceeds

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by the Selling Stockholders. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right under the Equity Financing Agreement. The proceeds available under this registration statement represent only a portion of the total commitment under the Equity Financing Agreement. Additional proceeds under the remaining commitment will require the filing and effectiveness of one or more additional registration statements.

Distribution Arrangements

The Selling Stockholder may, from time to time, sell any or all of their shares of common stock on the OTCID Basic Market or other market or trading platform on which our shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. We will not be involved in any of the selling efforts of the Selling Stockholder.

Risk Factors	An investment in our common stock is subject to significant risks that you should carefully consider before investing in our common stock. For a further discussion of these risk factors, please see “Risk Factors” beginning on page 6.

Underwriter

MacRab is deemed to be an underwriter of Transglobal Management Group, Inc. within the meaning of Section 2(a)(11) of the Securities Act solely with respect to the resale of shares issued to it under the Equity Financing Agreement. An underwriter must make public disclosure similar to disclosure made by an issuer in the event of purchases and sales of securities.

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RISK FACTORS

An investment in our securities involves certain risks relating to our business and operations. You should carefully consider these risks, together with all of the other information included in this prospectus, before you decide whether to purchase shares of our Company. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal years ended May 31, 2025 and 2024 were prepared assuming that we will continue our operations as a going concern. We do not, however, have a history of operating profitably. Consequently, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our continued operations are highly dependent upon our ability to increase revenues, decrease operating costs, and complete equity and/or debt financings. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We estimate that we will not be able to continue as a going concern after December 31, 2026 unless we are able to secure capital from one of these sources of financing. If we are unable to secure such financing, we may cease operations and investors in our common stock could lose all of their investment.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, and audit committee oversight. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

As a smaller public company, our costs of complying with SEC reporting rules are disproportionately high relative to other larger companies.

Transglobal Management Group, Inc. is considered a “reporting issuer” under the Securities Exchange Act of 1934, as amended. Therefore, we incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorney’s fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $200,000 per year. In proportion to our operations, these costs are far more significant than our publicly-traded competitors. Unless we are able to reduce these costs or increase our operating revenues, our costs to remain a reporting issuer will limit our ability to use our cash resources for other more productive uses that could provide returns to our shareholders.

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We are highly dependent upon a few key contracts, the termination of which would have a material adverse effect on our business and financial condition.

Although we intend to expand Transglobal Management Group, Inc. across both the health and beauty sector through our Whim skincare line and the golf and lifestyle sector through the recently acquired GetGolf assets, we currently operate with a small customer and revenue base. We rely heavily on a limited number of key contracts, including product manufacturing agreements, distribution arrangements, licensing relationships, and marketing partnerships. Our ability to generate meaningful revenue depends on maintaining these relationships while we work to expand our customer base. The loss, non-renewal, or deterioration of any of these key agreements or relationships, before we have sufficiently diversified our customer and revenue sources, would have a material adverse effect on our operations, business prospects, and financial condition..

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations.

To expand our business across both the Whim health and beauty line and the newly acquired GetGolf Assets, which include (i) Stand By Golf, a proprietary, cloud-based golf reservation and yield-management platform designed to optimize golf course utilization and enhance golfer engagement, and (ii) the Apache Creek Golf Club, which is a full-service, owned and operated golf course property, we require access to capital and reliable sources of credit. We currently do not maintain a traditional credit facility with a financial institution. The absence of institutional credit may limit our ability to fund inventory production, technology development, golf course operations, and capital improvements, including equipment purchases, turf and grounds maintenance, irrigation systems, clubhouse facilities, staffing, and other recurring or non-recurring operational needs. Limited access to credit may also restrict our ability to scale marketing efforts, support revenue-generating initiatives, or respond to seasonal fluctuations in golf course cash flows. If we are unable to obtain adequate financing or credit on acceptable terms, we may be unable to meet customer demand, fulfill operational or commercial commitments, maintain golf course service levels, or execute on growth opportunities. Any such inability, including the loss of potential or existing customers, partners, or licensing relationships due to insufficient working capital, would have a material adverse effect on our business, financial condition, and results of operations.

  Non-performance of suppliers on their sale commitments and customers on their purchase commitments could disrupt our business.

We enter into sales and purchase orders, service agreements, licensing arrangements, technology contracts, and operational commitments with customers, vendors, and suppliers at fixed or agreed-upon pricing. These commitments span multiple parts of our business, including product manufacturing for our Whim skincare line, technology development and support for the Stand By Golf platform, and operational requirements for the Apache Creek Golf Club. If a supplier fails to perform, such as by not delivering product inventory, providing required technology services, or fulfilling golf course operational needs, we may be forced to obtain replacement goods or services at prevailing market rates, which may be significantly higher than our contracted terms. Similarly, if customers fail to meet their purchase obligations, event commitments, booking agreements, or licensing arrangements, we may experience unexpected losses, lower utilization rates at our golf courses, or reduced revenue in our technology and product lines. Any material difference between contracted prices and market replacement costs, or the loss of revenue due to customer non-performance, could adversely affect our business, financial condition, results of operations, and cash flows.

If we are unable to retain our sales staff, our business and results of operations could be harmed.

Our ability to grow and compete in the health and beauty sector, expand the Whim product line, operate the Apache Creek Golf Club, and commercialize the Stand By Golf platform depends heavily on the experience and capabilities of our management team, including our Chief Executive Officer, Jeff Foster. We also rely on third-party consultants, sales and marketing professionals, golf course operations staff, and technology service providers to support product sales, consumer engagement, platform development, and day-to-day golf course activities. The loss of Mr. Foster’s leadership or the inability to retain or attract qualified management, sales personnel, golf course staff, or technical specialists could materially hinder our ability to execute our business plan. We do not maintain key man life insurance on Mr. Foster or any other executive. Even if such coverage were obtained, it may not fully compensate the Company for losses arising from the death, disability, or unavailability of critical personnel. Any inability to retain or replace key individuals or essential operational staff would have a material adverse effect on our business, financial condition, and results of operations.

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We may acquire businesses and enter into joint ventures that will expose us to increased operating risks.

As part of our growth strategy, we may seek to acquire additional health and beauty companies, golf lifestyle brands, technology platforms such as reservation or yield-management systems, or even additional golf course properties. We may also explore joint ventures intended to expand our product offerings, licensing opportunities, or golf course operations. There is no assurance that attractive acquisition or joint venture opportunities will be available to us, that we will be able to secure them on favorable terms, or that financing for such transactions will be obtainable on acceptable terms. Any acquisition or joint venture may require substantial capital, increase our indebtedness, or result in potentially dilutive issuances of equity securities. Acquired businesses may also be difficult to integrate, could require significant management attention, and may expose us to unforeseen liabilities, operational challenges, and ongoing expenses. Joint ventures similarly involve risks associated with shared control, reliance on partners, and divergent objectives or expectations. If acquisitions or joint ventures do not perform as anticipated, or if we cannot successfully integrate or manage them, our business, financial condition, and results of operations could be materially and adversely affected.

We face intense competition and, if we are not able to effectively compete in our markets, our revenues may decrease.

We operate in highly competitive markets, including health and beauty products, golf consumer brands, golf course operations, and technology platforms such as golf reservation and yield-management systems. Competitive pressures in any of these areas could adversely affect our market position, leading to the potential loss of customers, reduced utilization of our golf courses, lower product sales, or diminished licensing opportunities. Our competitors range from large, well-capitalized companies to smaller specialized firms with established customer bases. Many competitors have significantly greater financial, technological, marketing, and operational resources than we do. They may also offer more aggressive pricing, enhanced customer incentives, broader product lines, or more favorable commercial terms. If we are unable to compete effectively, our revenues, profitability, and overall financial condition could be materially and adversely affected.

Current and future litigation could adversely affect us.

Although we are not currently involved in any legal proceedings, we may from time to time become subject to claims, disputes, or litigation arising in the ordinary course of our business, including matters related to product sales, intellectual property, contractual relationships, technology services, golf course operations, employment issues, or regulatory compliance. Litigation can be costly and time-consuming, requiring significant financial resources and diverting management’s attention from daily operations and strategic initiatives. As a smaller company, the expenses associated with investigating, defending, and potentially settling legal claims may place substantial strain on our liquidity and operational capacity. In addition, an adverse judgment, penalty, fine, or settlement could materially and negatively impact our financial condition, results of operations, and business prospects.

We have limited the liability of our directors and officers, which may reduce shareholders’ rights to recover damages.

Our Articles of Incorporation include provisions that limit the personal liability of our directors and officers to the fullest extent permitted under Florida corporate law. These provisions generally protect directors from monetary liability for breaches of fiduciary duty, except in cases involving breaches of the duty of loyalty, acts or omissions not in good faith, intentional misconduct, knowing violations of law, unlawful dividends or stock repurchases, or transactions from which a director derives an improper personal benefit. As a result, shareholders may have more limited recourse in actions seeking monetary damages against our directors.

Our Bylaws also provide for indemnification of our directors and officers, and we have entered into separate indemnification agreements that further extend these protections to the maximum extent allowed by law. These charter, bylaw, and contractual provisions may limit the ability of shareholders to pursue claims against our directors and officers or may discourage such actions altogether, including derivative claims brought on behalf of the Company.

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Risks Relating To This Offering and Our Common Stock

If the selling shareholder sells a large number of shares at once or in blocks, the market price of our common stock could decline.

This prospectus permits the selling shareholder to offer and sell up to 2,446,656 shares of our common stock. If the selling shareholder sells a significant number of shares, particularly at prices below the prevailing market price, the trading price of our common stock could decline. Even the perception that substantial sales may occur could adversely affect market conditions. Large or rapid sales of our shares may also impair our ability to raise additional equity capital. If we are able to raise such capital, it may be on terms that are substantially dilutive to existing shareholders. A decline in our stock price could also negatively affect investor confidence and the overall market for our securities.

The sale of our common stock to the Selling Stockholder may cause dilution, and the sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to fall.

On February 17, 2026, we entered into an Equity Financing Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder committed to purchase up to $5,000,000 of our common stock. Shares may be sold by us to the Selling Stockholder at our discretion from time to time after the SEC declares effective the registration statement that includes this prospectus. The purchase price for any shares sold under the Equity Financing Agreement will fluctuate with the market and will equal 85% of the average of the two lowest volume-weighted average prices of our common stock on the OTCID Basic Market during the five trading days immediately following the Clearing Date. Because shares issued under this agreement may be sold below the prevailing market price, any such issuance will be dilutive to existing shareholders. Furthermore, depending on market liquidity at the time of sale, the Selling Stockholder’s resale of these shares could cause the trading price of our common stock to decline. Even the expectation that the Selling Stockholder may sell a significant number of shares could adversely affect the market price. Additionally, this registration statement covers only a portion of the shares that may be issued under the Equity Financing Agreement. If we seek to issue additional shares beyond those registered hereby, we will be required to file and obtain effectiveness of an additional registration statement. Any future registration statements and issuances may result in additional dilution to our stockholders.

The Selling Stockholder, MacRab, is deemed to be an underwriter of Transglobal Management Group, Inc. within the meaning of Section 2(a)(11) of the Securities Act solely with respect to the resale of shares issued to it under the Equity Financing Agreement. As an underwriter, MacRab is subject to public disclosure and liability requirements applicable under federal securities laws with respect to its purchases and sales of our securities.

Discounted share purchases under the Equity Financing Agreement may materially disadvantage existing shareholders.

Under the Equity Financing Agreement, the Selling Stockholder will purchase shares at a fixed discount of 15% below market, determined as 85% of the average of the two lowest volume-weighted average prices of our common stock during the pricing period. The discount applies to the applicable pricing formula, subject to the contractual minimum price. As a result, the Selling Stockholder will acquire shares at a discount to prevailing market prices. As a result, the Selling Stockholder experiences reduced economic risk, while existing shareholders bear the full impact of any market decline. The discount also magnifies dilution because additional shares must be issued at progressively lower prices to raise the same amount of capital. This structural pricing feature may materially disadvantage current shareholders and could contribute to long-term downward pressure on the value of our common stock.

The number of shares issuable under the Equity Financing Agreement may vary based on future market prices.

We are registering 2,446,656 shares of our common stock for resale by the Selling Stockholder pursuant to the Equity Financing Agreement. The purchase price for shares issued under the Equity Financing Agreement will be determined at the time of each sale and will equal 85% of the average of the two (2) lowest volume weighted average prices of our common stock on the OTCID Basic Market during the five (5) trading days immediately following the applicable clearing date, subject to a contractual minimum price of $0.001 per share. Because the purchase price is tied to future market prices, the number of shares that we may issue under the Equity Financing Agreement will depend on the trading price of our common stock at the time of each sale. If the market price of our common stock declines, we would be required to issue a greater number of shares to raise a given dollar amount under the facility, which could result in substantial dilution to our existing stockholders. However, this registration statement covers only 2,446,656 shares. If we elect to sell additional shares beyond those registered hereby, we will be required to file and obtain effectiveness of an additional registration statement covering such additional shares.

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An investment in our common stock involves a high degree of risk, and investors may lose all or a substantial portion of their investment.

The market price of our common stock may fluctuate significantly.

The market price and marketability of shares of our common stock may be affected significantly by numerous factors, including some over which we have no control and which may not be directly related to us. These factors include the following:

•	The lack of trading volume in our shares;

•	Price and volume fluctuations in the stock market from time to time, which often are unrelated to our operating performance;

•	Variations in our operating results;

•	Any shortfall in revenue or any increase in losses from expected levels;

•	Announcements of new initiatives, joint ventures, or commercial arrangements; and

•	General economic trends and other external factors.

•	If the trading price of our common stock falls significantly following completion of this offering, this may cause some of our shareholders to sell our shares, which would further adversely affect the trading market for, and liquidity of, our common stock. If we seek to raise capital through future equity financings, this volatility may adversely affect our ability to raise such equity capital.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. A penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have never paid a dividend and we intend to retain any future earnings to finance the development and expansion of our business. Consequently, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. We cannot assure you that stockholders will be able to sell shares when desired.

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PLAN OF DISTRIBUTION

As of the date of this prospectus, our shares of common stock are quoted on the OTCID Basic Market. The Selling Stockholder may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices.

The Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have advised the Selling Stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a Selling Stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the Selling Stockholder in connection with resales of its shares under this registration statement.

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Penny Stock Rules

The SEC has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stocks under the Exchange Act. The shares may remain penny stocks for the foreseeable future. The classification of our shares as penny stocks makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Transglobal Management Group, Inc. will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document approved by the SEC, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the SEC shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M of the Securities Exchange Act of 1934. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the Selling Stockholder that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the Selling Stockholder of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds upon the sale of shares by the Selling Stockholders in this offering. However, we may receive gross proceeds of up to $5,000,000 under the Equity Financing Agreement with the Selling Stockholder, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to the Selling Stockholder under those agreements. See “Plan of Distribution” elsewhere in this prospectus for more information.

 We currently expect to use the net proceeds from the sale of shares to the Selling Stockholder under the Equity Financing Agreement to support the continued development and expansion of our Whim health and beauty product line, to fund operational and capital needs associated with the Apache Creek Golf Club, and to advance the commercialization of the Stand By Golf platform and related golf lifestyle initiatives. We may also use a portion of the proceeds for working capital, corporate overhead, and other general corporate purposes. Because we will have broad discretion in determining how the proceeds are allocated, investors will have limited ability to evaluate the specific uses or the potential effectiveness of such expenditures.

Even if we sell the full $5,000,000 of common stock to the Selling Stockholder under the Equity Financing Agreement, we will still need additional financing to fund our planned operations, development activities, and growth initiatives.

The net proceeds available under the Equity Financing Agreement will not be sufficient to fully fund our ongoing and planned product development for the Whim health and beauty line, enhancements to the Stand By Golf platform, capital and operational needs for the Apache Creek Golf Club, or other strategic initiatives. In addition, we may be required to file one or more additional registration statements to make sufficient shares available for issuance under the Equity Financing Agreement.

To support our operations and growth plans, we may seek additional capital through public or private equity offerings, debt financings, strategic partnerships, government programs, or other sources. We regularly evaluate financing opportunities and may pursue them as market conditions permit. However, there can be no assurance that we will be able to obtain additional financing when needed, or on terms that are acceptable to us. Failure to secure adequate funding could limit our ability to execute our business strategy and could adversely affect our financial condition and results of operations.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholder will determine at what price it may sell the shares offered, and such sales may be made at prevailing market prices or at privately negotiated prices.

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Selling Stockholders

The following table sets forth the shares beneficially owned, as of March 2, 2026, by the Selling Stockholder prior to the offering contemplated by this prospectus, the number of shares the Selling Stockholder is offering by this prospectus and the number of shares it would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,637,635 shares of our common stock issued and outstanding as of March 2, 2026. The Selling Stockholder does not hold any options, warrants or other securities exercisable for or convertible into shares of our common stock. .

Selling Stockholders	Shares Beneficially Owned Before this Offering(1)	Percentage of Outstanding Shares Beneficially Owned Before this Offering	Shares to be Sold in this Offering(2)	Number Of Shares Beneficially Owned After this Offering(3)	Percentage of Outstanding Shares Beneficially Owned After this Offering
MacRab (4)	–	*	2,446,656	–	–

* Represents less than 1%

(1)	Based on 10,637,635 outstanding shares of our common stock as of March 2, 2026. Although we may at our discretion elect to issue to the Selling Stockholder up to $5,000,000 of our common stock under the Equity Financing Agreement, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(2)	The purchase price under the Equity Financing Agreement will be determined at the time of each sale and will equal 85% of the average of the two (2) lowest volume weighted average prices of the Company’s common stock on the OTCID Basic Market during the five (5) trading days immediately following the applicable clearing date, subject to a contractual minimum price of $0.001 per share. Because the purchase price will fluctuate based on market prices at the time of each sale, the number of shares that may ultimately be issued under the Equity Financing Agreement will depend on future market prices. This registration statement registers 2,446,656 shares. Any additional shares that the Company may elect to issue beyond those registered hereby will require the filing and effectiveness of an additional registration statement.

(3)	Includes (i) shares of common stock currently held by the Selling Stockholder and (ii) shares of common stock issuable pursuant to the Equity Financing Agreement that are being registered for resale under this registration statement. The shares beneficially owned after the offering are presented assuming the sale of all shares offered hereby.

(4)	We have been advised that the principals of the Selling Stockholder include Mackey M. Alligood and Robert Rabinowitz. Mackey McFarlane is a registered representative of Craft Capital Management LLC and Robert Rabinowitz, a registered representative of J. H. Darbie & Co., Inc., both FINRA registered broker dealers. Neither Craft Capital Management LLC nor J. H. Darbie & Co., Inc. are participating in this offering. We have been further advised that Mackey MacFarlane & Robert Rabinowitz have equal voting and dispositive powers with respect to the Common Stock being registered for sale by the Selling Stockholder.

Except for the Equity Financing Agreement and other documents ancillary thereto, and the shares as described in this prospectus, there is no prior or existing material relationship between us or any of our directors, executive officers, or control persons and the Selling Stockholder.

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MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is listed on the OTCID Basic Market under the symbol “TMGI”. We had approximately 2,265 registered holders of our common stock as of March 2, 2026. Registered holders do not include those stockholders whose stock has been issued in street name. The last reported price for our common stock on March 2, 2026 was $0.0800 per share.

The following table reflects the high and low closing sales prices per share of our common stock during each calendar quarter as reported on the OTCID Basic Market, during the two previous years.

	Price Range(1)
	High	Low
FYE ended May 31, 2026
Second quarter	$0.009	$0.0032
First quarter	$0.10	$0.001

FYE ended May 31, 2025
Fourth quarter	$0.20	$0.001
Third quarter	$0.20	$0.001
Second quarter	$0.80	$0.10
First quarter	$0.70	$0.30

FYE ended May 31, 2024
Fourth quarter	$2.50	$0.50
Third quarter	$4.50	$0.10

____________________

(1)	The above quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

Dividends and Distributions

We have not paid any cash dividends on our common stock since inception and do not anticipate paying cash dividends in the foreseeable future. We expect that that any future earnings will be retained for use in developing and/or expanding our business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons.

Overview

Transglobal Management Group, Inc. was incorporated on January 30, 2008 in the State of Florida. The Company has operated under several names and business models, including Maximum Consulting, Inc. and ZhongSen International Tea Company, before transitioning into the broadcast and branded-products space through the acquisition of Music of Your Life, Inc. in 2013 and its subsequent merger and name change to The Marquie Group, Inc. in 2018. On December 5, 2025, the Company’s Board of Directors approved a corporate name change to Transglobal Management Group, Inc. to better reflect its broadened business mandate and multi-vertical strategy. On that same date, the Company submitted an application to FINRA seeking market approval for the name change and related corporate actions and the name change became market effective on February 10, 2026.

Our business model to date has comprised of:

•	Ownership and operation of audio programming and distribution assets, primarily through Music of Your Life;

•	Strategic investment in and collaboration with consumer health and beauty brands, primarily through Simply Whim;

•	Leveraging broadcast media, digital channels, and social media to promote owned and affiliated brands; and

•	Beginning with the GetGolf Transaction, expanding into golf lifestyle brands, owned and operated golf assets, and technology-enabled reservation and engagement platforms that we believe are complementary to our existing media, content, and audience-engagement capabilities.

We evaluate each reportable segment based on revenue growth, operating margin, and the strategic value of the audience and data it creates. Certain corporate-level functions, such as finance, legal, public company reporting, and capital markets, are managed centrally at the parent level and are not allocated to individual segments.

Broadcast Segment – Music of Your Life®

Our Broadcast segment is anchored by Music of Your Life®, which we believe is one of the longest continuously running syndicated music radio networks in the world. Since its launch in 1978, Music of Your Life® has delivered more than 400,000 hours of continuous programming featuring the Great American Songbook and Adult Standards, along with later-decade hits that appeal to our core demographic.

Music of Your Life programming is distributed 24 hours a day, 7 days a week to AM, FM and HD terrestrial radio stations in the United States on an advertising barter and/or monthly subscription basis. We also simulcast the same programming globally via the internet, reaching listeners in more than 90 countries through our website and a variety of digital platforms and aggregators. Our model provides:

•	Local reach through terrestrial affiliates, which typically grant us three minutes per hour of network commercial time under barter arrangements, and

•	National and international reach via our streaming channels, where we have up to 12 minutes per hour of advertising inventory.

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•	Our revenue model in this segment includes:

•	the sale of network advertising inventory on our Music of Your Life feed;

•	fees from affiliate stations under monthly syndication arrangements;

•	digital audio advertising on our streams and related online properties; and

•	promotional collaborations and sponsorships with brands that align with our demographic.

A key asset of the Broadcast segment is our extensive music catalogue, which includes more than 100,000 titles, many of which were originally sourced from LPs, reel-to-reel tapes and CDs, and have been digitized into WAV, MP3, AIFF and FLAC formats. We continue to invest in improved, lossless audio formats such as FLAC to deliver a high-fidelity listening experience that we believe differentiates our network from free streaming alternatives.

Our technical infrastructure is designed to support reliable, high-quality distribution, including broadcast automation systems, Barix internet audio distribution technology, and high-availability hosting and networking resources.

As described above, in connection with the Company’s strategic realignment and the Purchase Agreement, 100% of the issued and outstanding shares of Music of Your Life, Inc. were transferred to Marc and Jacquie Angell, including all related intellectual property and broadcast assets. As a result, following the transfer, the Company no longer operates the Music of Your Life® broadcast business. The foregoing description of the Broadcast segment reflects the Company’s historical operations prior to the transfer.

Health and Beauty Segment – Simply Whim®

Our Health and Beauty segment is driven by our 25% ownership interest in Simply Whim, Inc., a direct-to-consumer brand that markets skincare and nutritional supplements under the Whim® and related marks. Simply Whim focuses on “Inner Health & Outer Beauty,” offering products that are free of parabens, phthalates, sulfates, artificial colors and dyes, and that are cruelty-free, gluten-free and vegan-friendly.

Simply Whim sells its products primarily through:

•	its own website, simplywhim.com;

•	selected third-party online marketplaces, including Amazon and Public Square; and

•	advertising and promotional campaigns leveraging our Music of Your Life® network and our social media channels.

Our strategic role with Whim includes:

•	supporting marketing and brand positioning through radio and digital advertising;

•	assisting with growth capital via equity line facilities and S-1 registrations; and

•	leveraging our health-conscious listening audience to drive product awareness and trial.

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We believe that consumer demand for safer, more transparent beauty and wellness products continues to grow, and that the Whim® brand is well-positioned to benefit from that secular trend. The settlement and coexistence agreement entered into on May 10, 2024 with Ulta Beauty regarding the Whim trademark further enhances the strategic value of the brand by clarifying its permissible use and allowing us to broaden our product offerings.

Golf-Related Assets and Strategic Direction Post-GetGolf Transaction

GetGolf is led by industry veteran Jeff Foster. Mr. Foster’s professional background includes founding Arizona Fairways Magazine and Arizona Golf and Travel, as well as decades of experience in the golf industry, including golf course operations, golf-related media and marketing systems.

As part of the GetGolf Transaction, the Company acquired a vertically integrated portfolio of golf-related assets consisting of (i) proprietary golf technology and reservation systems and (ii) owned and operated destination golf course properties. These assets are collectively designed to create a scalable golf operation, booking, and customer-engagement ecosystem.

While these golf-related assets were not part of our operations during the fiscal year ended May 31, 2025, we expect that, under the leadership of our new Board and management team, we will explore ways to:

Stand By Golf

Stand By Golf™ is a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, monetize unused tee times, and enhance golfer engagement. The system functions as both a consumer-facing marketplace and an enterprise-level golf course management tool.

Key components and functionality include:

•	Dynamic Tee-Time Reservation Engine. Allows real-time booking of tee times across participating courses, including yield-optimized pricing based on demand, weather, off-peak windows, and last-minute inventory;

•	Revenue Optimization & Standby Pricing Model. The platform enables “stand-by” or distressed inventory monetization, allowing golf courses to convert unused tee times into revenue through algorithmic discounting without eroding premium brand pricing.

•	Course Operations & Capacity Management. Integrated tools for course operators to manage availability, pace-of-play intervals, staffing needs, and daily revenue forecasting.

•	Golfer Account & Loyalty Ecosystem. Includes customer profiles, repeat-play rewards, membership integration, promotional offers, and data-driven marketing tools.

•	Enterprise Integration Capabilities. Designed to integrate with point-of-sale systems, access control, payment processing, customer relationship management (CRM), and future tokenized loyalty or rewards platforms.

•	Scalable Licensing & White-Label Potential. The Stand By Golf platform is structured for:

o	Software-as-a-Service (SaaS) licensing to third-party golf operators,
o	White-label implementations for resort chains,
o	Enterprise B2B partnerships with golf management companies.

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This technology asset represents a high-margin, scalable digital infrastructure layer capable of generating recurring subscription revenue, transaction fees, advertising revenue, and data-driven marketing monetization independent of physical course ownership.

Apache Creek Golf Club

The Apache Creek Golf Club is a full-service, revenue-producing golf course operation acquired as part of the GetGolf transaction. It functions as both:

•	Standalone cash-flow generating real estate and operating businesses, and

•	Live deployment venues and proving grounds for the Stand By Golf technology platform.

The courses generate revenues from:

•	Green fees and tee-time bookings

•	Memberships and seasonal passes

•	Pro shop retail sales

•	Food and beverage operations

•	Tournaments, outings, and corporate events

In addition to direct operating income, the Apache Creek Golf Club serves as a strategic asset for:

•	Demonstrating the real-world revenue optimization benefits of the Stand By Golf reservation and yield-management system,

•	Developing course-specific analytics and demand modeling,

•	Creating proprietary operating data to improve the broader platform’s performance across third-party course deployments.

There can be no assurance that any particular initiative will be successful or will generate material revenue, and we may choose to prioritize or defer such efforts depending on capital availability, market conditions and other factors described in this report.

Results of Operations

Following is management’s discussion of the relevant items affecting results of operations for GetGolf for the years ended May 31, 2025 and 2024.

Revenues

Fiscal year ended May 31, 2025 and 2024. The Company generated net revenues of $0 during the years ended May 31, 2025 and 2024. In the future, the majority of revenues will be generated from golf green fees, cart rentals, food & beverage sales and pro shop sales. These will be included in future operations when the consideration is given per the acquisition agreements and the acquisition has been finalized.

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Cost of Sales

Fiscal year ended May 31, 2025 and 2024. Our cost of sales was $0 for during the years ended May 31, 2025 and 2024. Our cost of sales in the future will consist primarily of the costs of merchandise and food & beverage sold at the golf course pro shops.

Payroll and Related Expenses

Fiscal year ended May 31, 2025 and 2024. Payroll and related expenses for the year ended May 31, 2025 were $33,587 as compared to $33,006 for the year ended May 31, 2024. We expect that payroll and related expense will increase dramatically with the acquisition of the golf courses and the golf registration system.

Professional Fees

Fiscal year ended May 31, 2025 and 2024. Professional fees for the year ended May 31, 2025 were $5,290 as compared to $4,600 for the year ended May 31, 2024. Professional fees consist of legal and accounting fees. We anticipate that professional fees will increase in future periods as we acquire golf courses and the golf registration system as well as scale up our operations.

General and Administrative Expenses

Fiscal year ended May 31, 2025 and 2024. General and administrative expenses were $50,893 for the year ended May 31, 2025 as compared to $61,031 for the year ended May 31, 2024. The largest expense items in this category are rent, insurance and office expenses. We anticipate that general and administrative expenses will increase commensurate with an increase in our operations and the acquisition of golf courses and golf registration system.

Other Income (Expense)

Fiscal year ended May 31, 2025 and 2024. The Company had net other expense of $0 for the year ended May 31, 2025 as compared to $154 for the year ended May 31, 2024. For the year ended May 31, 2025, the company incurred interest expense of $154 for interest paid on a company credit card. Interest expense will increase in the future as the company issued a promissory note on June 10, 2025.

Liquidity and Capital Resources

As of May 31, 2025, our primary source of liquidity consisted of $4,651 in cash and cash equivalents. We hold our cash reserves in a major United States bank. Since inception, we have financed our operations mainly through contributions of our members.

We have sustained net losses which have resulted in an accumulated deficit of $189,863 at May 31, 2025. However, we have a positive working capital of $8,497 and with the acquisitions of the golf courses and golf registration system, we do not have a concern about ongoing operations. Management has evaluated the Company’s ability to continue as a going concern for a period of at least twelve months from the date the financial statements are issued. Based on this evaluation, management has concluded that no conditions or events raise substantial doubt about the Company’s ability to continue as a going concern.

We believe that our capital resources will be sufficient for ongoing operations, with the expansion of our golf-related businesses. We may require amounts of financing in the future to make any significant advancement in our business strategy. Other than the agreements discussed below, there is presently no agreement in place that will guarantee financing for our Company, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms.

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On December 5, 2025, the Company’s Board of Directors approved a corporate name change to “Transglobal Management Group, Inc.” to better reflect its broadened business mandate and multi-vertical strategy. On that same date, the Company submitted an application to FINRA seeking market approval for the name change and related corporate actions. The Company will begin operating under the new name upon completion of the FINRA review and approval process.

On February 17, 2026, the Company entered into the Standby Equity Commitment Agreement (the, “Equity Financing Agreement”) by and among the Company, and MacRab, a Florida Limited Liability Company (the "Selling Stockholder"), pursuant to which the Selling Stockholder has agreed to purchase up to five million dollars ($5,000,000) of the Company's common stock to be sold at a 15% discount to the average of the two (2) lowest Volume Weighted Average Price of the Company’s common stock during the five (5) trading days after the clearing date. Furthermore, the put shares issuable from the Equity Financing Agreement must be registered with the SEC in a current registration statement and the Selling Stockholder shall only be required to purchase up to 4.99% of the issued and outstanding shares of common stock of the Company. The registration rights of the Selling Stockholder are outlined in the Registration Rights Agreement filed as an exhibit to this report and details the obligations of the Company.

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which GetGolf agreed to acquire certain assets and interests related to Sellers golf-related business operations for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.

•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.

•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he served as the Company’s Secretary, Treasurer and Chief Financial Officer. On January 26, 2026, Marc Angell resigned as Secretary, Treasurer and Chief Financial Officer of the Company, and continues to provide transitional, operational and strategic support to the Company on an as needed basis, as a third-party consultant.

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•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.

•	GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and (ii) the Apache Creek Golf Club, which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies

We believe the following more critical accounting policies are used in the preparation of our financial statements:

Use of Estimates.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On a periodic basis, management reviews those estimates, including those related to valuation allowances, loss contingencies, income taxes, and projection of future cash flows.

Research and Development. Research and development costs are charged to operations when incurred and are included in operating expenses..

MANAGEMENT’S PLAN TO CONTINUE AS A GOING CONCERN

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, and (2) short-term borrowings from shareholders or related party when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

Our independent registered public accounting firm’s report contains an explanatory paragraph which has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

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Forward-Looking Statements

This report contains or incorporates by reference forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 concerning our future business plans and strategies, the receipt of working capital, future revenues and other statements that are not historical in nature. In this report, forward-looking statements are often identified by the words “anticipate,” “plan,” “believe,” “expect,” “estimate,” and the like. These forward-looking statements reflect our current beliefs, expectations and opinions with respect to future events, and involve future risks and uncertainties which could cause actual results to differ materially from those expressed or implied.

Other uncertainties that could affect the accuracy of forward-looking statements include:

•	worldwide economic conditions;

•	any changes in interest rates or inflation;

•	the willingness and ability of third parties to honor their contractual commitments;

•	our ability to raise additional capital, as it may be affected by current conditions in the stock market and competition for risk capital;

•	our capital expenditures, as they may be affected by delays or cost overruns;

•	environmental and other regulations, as the same presently exist or may later be amended;

•	our ability to identify, finance and integrate any future acquisitions; and

•	the volatility of our common stock price.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. You should read this report completely and with the understanding that our actual future results may be materially different from what we expect. These forward-looking statements represent our beliefs, expectations and opinions only as of the date of this report. We do not intend to update these forward looking statements except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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BUSINESS

The Company

Transglobal Management Group, Inc. (“TMGI,” the “Company,” “we,” “us,” or “our”) was incorporated on January 30, 2008, in the State of Florida under the name Maximum Consulting, Inc. Shortly thereafter, the Company changed its name to ZhongSen International Tea Company and sought to provide sales and marketing consulting services to Chinese tea producers seeking to export premium tea products. The Company commenced limited operations in August 2008 under a related-party Sales and Marketing Agreement with Yunnan Zhongsen Group, Ltd., but lacked sufficient capital to fully implement its business plan.

On May 31, 2013, the Company acquired Music of Your Life, Inc., a Nevada corporation (“MYL Nevada”), which became a wholly owned subsidiary. Following this acquisition, the Company changed its name to Music of Your Life, Inc. and operated as a syndicated radio network producing radio programming, concerts, and television content. Rising music licensing costs and the decline of traditional radio advertising increased the difficulty of sustaining this model.

On August 16, 2018, the Company merged into The Marquie Group, Inc., a development-stage health and beauty products enterprise, and adopted the name The Marquie Group, Inc.

On September 26, 2022, the Company acquired a 25% interest in Simply Whim, LLC (“Whim”), a skincare company offering a full line of health and beauty products under the “Whim” brand. Whim became a core component of the Company’s direct-to-consumer health and beauty strategy, and its products continue to be marketed through the Company’s consumer outreach channels.

In 2024, the Company completed the GetGolf transaction, acquiring golf-related intellectual property, branding assets, and media rights. This transaction expanded the Company’s operations beyond health and beauty into golf-oriented lifestyle products, brand licensing, and entertainment content. The GetGolf assets now complement the Company’s Whim skincare operations, positioning the Company as a diversified consumer products and lifestyle brand platform.

On December 5, 2025, the Company’s Board of Directors approved a corporate name change to Transglobal Management Group, Inc. to better reflect its broadened business mandate and multi-vertical strategy. On that same date, the Company submitted an application to FINRA seeking market approval for the name change and related corporate actions. The Company will begin operating under the new name upon completion of the FINRA review and approval process.

The Company is managed by its Board of Directors consisting of Kelly Kirchhoff and Jeff Foster who is also the Company’s Chief Executive Officer. Mr. Foster oversees operations, strategic planning, and corporate governance. Our principal office is located at 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702-4305. The Company has one full-time employee and engages contract personnel as needed.

Business Overview

Our corporate office is located at Transglobal Management Group, Inc., 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702, telephone, (602) 989-6453. As the company continues to grow, the facilities and employment-related expenses will likely increase significantly.

We are an emerging direct-to-consumer marketing and media company that operates at the intersection of broadcast audio, health and beauty products, and lifestyle-oriented brands. Through our subsidiaries and strategic holdings, we combine a syndicated radio network, digital streaming, proprietary intellectual property, and a growing portfolio of branded consumer products to reach and monetize niche but passionate audiences.

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As of May 31, 2025, our core activities were conducted through two principal operating segments, each of which is also a reportable segment:

1.Broadcast – consisting primarily of our Music of Your Life® syndicated radio network and associated audio and digital content; and

2.Health and Beauty – focused on our strategic investment in Simply Whim, Inc. (“Simply Whim” or “Whim”), a direct-to-consumer skincare and nutritional supplements brand.

We manage these operations with a lean corporate structure. At the parent-company level, Transglobal Management Group provides corporate governance, finance, capital markets access, and strategic direction, while the Broadcast and Health and Beauty segments operate with significant functional autonomy but share cross-promotion, marketing and brand-building synergies.

Subsequent Events – Purchase Agreement with GetGolf.com

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which GetGolf agreed to acquire certain assets and interests related to Sellers golf-related business operations for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.

•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.

•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he served as the Company’s Secretary, Treasurer and Chief Financial Officer. On January 26, 2026, Marc Angell resigned as Secretary, Treasurer and Chief Financial Officer of the Company, and continues to provide transitional, operational and strategic support to the Company on an as needed basis, as a third-party consultant.

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•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.

•	GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and (ii) the Apache Creek Golf Club, which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets

Although the GetGolf Transaction occurred after the close of the fiscal year covered by this report, it represents a significant subsequent event that is expected to influence our ownership structure, governance, and forward-looking strategic direction. The historical business description below reflects our operations as of May 31, 2025, while the strategic narrative incorporates the expected impact of the GetGolf Transaction on a go-forward basis.

Corporate Information and Segment Overview

Transglobal Management Group, Inc. was incorporated on January 30, 2008 in the State of Florida. The Company has operated under several names and business models, including Maximum Consulting, Inc. and ZhongSen International Tea Company, before transitioning into the broadcast and branded-products space through the acquisition of Music of Your Life, Inc. in 2013 and our subsequent merger and name change to Transglobal Management Group, Inc. in 2018.

Our business model to date has comprised of:

•	Ownership and operation of audio programming and distribution assets, primarily through Music of Your Life;

•	Strategic investment in and collaboration with consumer health and beauty brands, primarily through Simply Whim;

•	Leveraging broadcast media, digital channels, and social media to promote owned and affiliated brands; and

•	Beginning with the GetGolf Transaction, expanding into golf course operations and golf-related lifestyle brands and technology-enabled platforms, which we believe are complementary to our existing media and audience-engagement capabilities.

We evaluate each reportable segment based on revenue growth, operating margin, and the strategic value of the audience and data it creates. Certain corporate-level functions, such as finance, legal, public company reporting, and capital markets, are managed centrally at the parent level and are not allocated to individual segments.

Broadcast Segment – Music of Your Life®

Our Broadcast segment is anchored by Music of Your Life®, which we believe is one of the longest continuously running syndicated music radio networks in the world. Since its launch in 1978, Music of Your Life® has delivered more than 400,000 hours of continuous programming featuring the Great American Songbook and Adult Standards, along with later-decade hits that appeal to our core demographic.

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Music of Your Life programming is distributed 24 hours a day, 7 days a week to AM, FM and HD terrestrial radio stations in the United States on an advertising barter and/or monthly subscription basis. We also simulcast the same programming globally via the internet, reaching listeners in more than 90 countries through our website and a variety of digital platforms and aggregators. Our model provides:

•	Local reach through terrestrial affiliates, which typically grant us three minutes per hour of network commercial time under barter arrangements, and

•	National and international reach via our streaming channels, where we have up to 12 minutes per hour of advertising inventory.

•	Our revenue model in this segment includes:

•	the sale of network advertising inventory on our Music of Your Life feed;

•	fees from affiliate stations under monthly syndication arrangements;

•	digital audio advertising on our streams and related online properties; and

•	promotional collaborations and sponsorships with brands that align with our demographic.

A key asset of the Broadcast segment is our extensive music catalogue, which includes more than 100,000 titles, many of which were originally sourced from LPs, reel-to-reel tapes and CDs, and have been digitized into WAV, MP3, AIFF and FLAC formats. We continue to invest in improved, lossless audio formats such as FLAC to deliver a high-fidelity listening experience that we believe differentiates our network from free streaming alternatives.

Our technical infrastructure is designed to support reliable, high-quality distribution, including broadcast automation systems, Barix internet audio distribution technology, and high-availability hosting and networking resources.

As described above, in connection with the Company’s strategic realignment and the Purchase Agreement, 100% of the issued and outstanding shares of Music of Your Life, Inc. were transferred to Marc and Jacquie Angell, including all related intellectual property and broadcast assets. As a result, following the transfer, the Company no longer operates the Music of Your Life® broadcast business. The foregoing description of the Broadcast segment reflects the Company’s historical operations prior to the transfer.

Health and Beauty Segment – Simply Whim®

Our Health and Beauty segment is driven by our 25% ownership interest in Simply Whim, Inc., a direct-to-consumer brand that markets skincare and nutritional supplements under the Whim® and related marks. Simply Whim focuses on “Inner Health & Outer Beauty,” offering products that are free of parabens, phthalates, sulfates, artificial colors and dyes, and that are cruelty-free, gluten-free and vegan-friendly.

Simply Whim sells its products primarily through:

•	its own website, simplywhim.com;

•	selected third-party online marketplaces, including Amazon and Public Square; and

•	advertising and promotional campaigns leveraging our Music of Your Life® network and our social media channels.

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Our strategic role with Whim includes:

•	supporting marketing and brand positioning through radio and digital advertising;

•	assisting with growth capital via equity line facilities and S-1 registrations; and

•	leveraging our health-conscious listening audience to drive product awareness and trial.

We believe that consumer demand for safer, more transparent beauty and wellness products continues to grow, and that the Whim® brand is well-positioned to benefit from that secular trend. The settlement and coexistence agreement entered into on May 10, 2024 with Ulta Beauty regarding the Whim trademark further enhances the strategic value of the brand by clarifying its permissible use and allowing us to broaden our product offerings.

Golf-Related Assets and Strategic Direction Post-GetGolf Transaction

GetGolf is led by industry veteran Jeff Foster. Mr. Foster’s professional background includes founding Arizona Fairways Magazine and Arizona Golf and Travel, as well as decades of experience in the golf industry, including golf course operations, golf-related media and marketing systems.

As part of the acquisition of GetGolf, Inc., the Company acquired a vertically integrated portfolio of golf-related assets consisting of (i) proprietary golf technology and reservation systems and (ii) an owned and operated destination golf course property. These assets are collectively designed to create a scalable golf operation, booking, and customer-engagement ecosystem.

While these golf-related assets were not part of our operations during the fiscal year ended May 31, 2025, we expect that, under the leadership of our new Board and management team, we will explore ways to:

Stand By Golf

Stand By Golf™ is a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, monetize unused tee times, and enhance golfer engagement. The system functions as both a consumer-facing marketplace and an enterprise-level golf course management tool.

Key components and functionality include:

•	Dynamic Tee-Time Reservation Engine. Allows real-time booking of tee times across participating courses, including yield-optimized pricing based on demand, weather, off-peak windows, and last-minute inventory;

•	Revenue Optimization & Standby Pricing Model. The platform enables “stand-by” or distressed inventory monetization, allowing golf courses to convert unused tee times into revenue through algorithmic discounting without eroding premium brand pricing.

•	Course Operations & Capacity Management. Integrated tools for course operators to manage availability, pace-of-play intervals, staffing needs, and daily revenue forecasting.

•	Golfer Account & Loyalty Ecosystem. Includes customer profiles, repeat-play rewards, membership integration, promotional offers, and data-driven marketing tools.

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•	Enterprise Integration Capabilities. Designed to integrate with point-of-sale systems, access control, payment processing, customer relationship management (CRM), and future tokenized loyalty or rewards platforms.

•	Scalable Licensing & White-Label Potential. The Stand By Golf platform is structured for:

o	Software-as-a-Service (SaaS) licensing to third-party golf operators,
o	White-label implementations for resort chains,
o	Enterprise B2B partnerships with golf management companies.

This technology asset represents a high-margin, scalable digital infrastructure layer capable of generating recurring subscription revenue, transaction fees, advertising revenue, and data-driven marketing monetization independent of physical course ownership.

Apache Creek Golf Club

Apache Creek Golf Club is an 18-hole, par-71 public championship course located in Apache Junction, Arizona. Opened in 1994, the course offers a traditional desert-style design that blends turf fairways with natural desert landscapes framed by striking mountain backdrops. The layout emphasizes accuracy over distance, with transitional desert areas penalizing errant tee shots and smaller greens demanding precision on approach. With yardages ranging from approximately 5,300 to 6,363 yards depending on tees, the course appeals to a wide range of players, from casual golfers to more experienced enthusiasts seeking an affordable but challenging round.

The facility provides a full suite of amenities, including a large driving range with shaded hitting areas, multiple putting greens, a short-game area with bunker practice, and a full-service pro shop offering equipment, apparel, and rentals. The on-site Bar & Grill and covered patio support food-and-beverage revenue while enhancing the golfer and event experience. Apache Creek also hosts men’s and women’s clubs, leagues, and regular tournaments, fostering a strong sense of community and anchoring repeat play throughout the year. Tee times are available online, and the property’s value-driven pricing strategy positions it competitively within the greater Phoenix/Apache Junction golf market.

From an ownership perspective, Apache Creek represents a diversified, revenue-producing golf operation with income streams from green fees, memberships, practice facilities, retail sales, food and beverage, and tournaments. Its existing online booking structure makes it well-suited for integration with reservation and yield-management technology platforms such as Stand By Golf™, potentially enhancing tee-time monetization, dynamic pricing, and data-driven course management. The course’s accessible design, established customer base, and full-service amenities strengthen its role as both a standalone operating asset and a strategic testing ground for technology-enabled golf operations.

Overall, Apache Creek Golf Club offers a compelling blend of stable, community-driven golf operations and scalable technology-integration potential. Its established presence, consistent local demand, and operational flexibility make it a valuable component within a vertically integrated golf technology and golf-course ownership portfolio.

Apache Creek further expands the Company’s geographic footprint, golfer user base, and operational dataset, enabling:

•	Cross-market demand comparisons,

•	Regional pricing analytics,

•	Multi-property marketing strategies using the Stand By Golf ecosystem.

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Strategic Integration of Technology and Physical Golf Assets

Collectively, the Stand By Golf platform and Apache Creek Golf Club create a vertically integrated golf technology and operations model, enabling the Company to:

•	Control both software infrastructure and physical course performance,

•	Develop proprietary analytics across owned and third-party golf assets,

•	Monetize golfer data, booking behavior, and loyalty engagement,

•	Expand through:

o	Additional course acquisitions,
o	Licensing of the Stand By Golf platform to third-party operators,
o	Franchised or managed course relationships,
o	Future tokenized or digital loyalty systems.

There can be no assurance that any particular initiative will be successful or will generate material revenue, and we may choose to prioritize or defer such efforts depending on capital availability, market conditions and other factors described in this report.

Our Business Strategy

Across our segments, our strategy is to:

•	Grow our customer reach and engagement through advertising and social media outreach;

•	Monetize our existing customer base via advertising, events, subscriptions, sponsorships, and direct-to-consumer product sales;

•	Leverage our branded intellectual property (e.g., Whim®, Stand By Golf) to build durable franchises that can be extended into new channels and product categories;

•	Deploy a vertically integrated operating model that combines proprietary technology, consumer brands, and directly operated revenue-producing assets to capture value across the entire customer lifecycle, from digital engagement through in-person experiences;

•	Operate with a lean cost structure while using third-party vendors and partners to provide technology, distribution, and specialized services; and

•	Access growth capital through equity lines, private placements and other financing mechanisms until our operations are able to support themselves from recurring revenues.

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Our near-term priorities include:

•	Supporting Whim® with marketing and inventory financing as it scales its product lines;

•	Integrating the golf-related assets received in the GetGolf Transaction into a coherent strategic plan, including:

o	Full operational deployment and refinement of the Stand By Golf™ reservation, yield-management, and course operations platform,
o	Revenue and operational optimization of the Apache Creek Golf Club as a cash-flow-producing golf course property, and,
o	Expansion of Stand By Golf™ through third-party course licensing, enterprise partnerships, and white-label deployments.

•	strengthening our internal controls, governance and reporting infrastructure under the leadership of our new Board and management team.

Market Demand - Demographics

Across our broadcast and consumer product segments, demographic trends influence demand:

•	The 50+ demographic, which forms the core Music of Your Life® audience, continues to grow faster than the broader U.S. population. This group traditionally demonstrates brand loyalty and spending power in both entertainment and wellness categories.
•	Health and beauty products targeting “healthy aging” remain a multi-billion-dollar global category with strong growth trends.
•	The golf industry continues to experience elevated participation following the post-COVID boom, with rising recreational play and increased demand for golf travel.

At the same time, competition continues to rise in all categories in which we operate:

•	Digital audio competitors are proliferating.
•	Direct-to-consumer wellness brands launch almost daily.
•	Golf technology platforms are expanding quickly.

While demographic trends support long-term demand, our ability to capture market share will depend upon capital availability, brand execution, and digital engagement capabilities.

Competition

Broadcasting & Audio Entertainment Competitive Conditions

The audio entertainment industry, including syndicated radio, digital streaming, podcasting, and curated music programming, is intensely competitive and rapidly evolving. The Music of Your Life® network competes with a broad range of audio providers, including:

•	terrestrial AM/FM and HD radio stations,
•	satellite radio providers such as SiriusXM,
•	large-scale streaming platforms such as Spotify, Amazon Music, Apple Music, Pandora, and iHeartRadio,
•	specialty genre channels available through third-party streaming aggregators,
•	podcast platforms and on-demand spoken-word providers, and
•	independent broadcasters who curate their own genre-specific music collections.

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Many of these competitors have substantially greater financial, technical, and marketing resources than we do, and have the ability to negotiate licensing, content acquisition, or promotional arrangements on more favorable terms. Additionally, changing consumer listening habits, particularly the shift from traditional radio toward personalized digital streaming, may reduce the relative market share of conventional syndicated formats.

As described above, in connection with the Company’s strategic realignment and the Purchase Agreement, 100% of the issued and outstanding shares of Music of Your Life, Inc. were transferred to Marc and Jacquie Angell, including all related intellectual property and broadcast assets. As a result, following the transfer, the Company will no longer operate the Music of Your Life® broadcast business. The foregoing description of the Broadcast segment reflects the Company’s historical operations prior to the transfer.

Health & Beauty (Simply Whim) Competitive Conditions

Our participation in the health and beauty sector, through our 25% ownership in Simply Whim, Inc., places us in a highly fragmented and intensely competitive market with rapid product innovation cycles. Competitors include:

•	major multinational beauty and wellness companies;
•	specialist skincare and supplement brands;
•	large retailers with private-label products;
•	online influencer-driven brands; and
•	established e-commerce health and beauty platforms.

The barriers to entry in the direct-to-consumer (“DTC”) beauty and supplement markets are relatively low, which has allowed hundreds of smaller niche competitors to emerge. Many competitors possess:

•	significantly larger marketing budgets,
•	greater manufacturing and distribution capacity,
•	established retail shelf presence,
•	stronger supply chain systems, and
•	more developed influencer and social-media networks.

Simply Whim competes by focusing on clean, paraben-free, cruelty-free, gluten-free, vegan-friendly products with targeted demographic resonance. However, the Company faces risks that:

•	rapid competitor innovation may outpace product development timelines;
•	advertising costs on platforms like Meta, Google, and TikTok may increase;
•	negative trends in consumer discretionary spending may reduce demand; and
•	regulatory scrutiny on supplements and cosmetic labeling may tighten.

We believe that cross-promotion with our media partners can provide strategic synergy, but competition in the beauty and wellness sector remains intense.

Golf & Lifestyle Brand Competitive Conditions

As part of the Purchase Agreement, the Company acquired the rights to the Stand By Golf™ platform, the Apache Creek Golf Club brand, together with associated intellectual property, operating rights, software systems, data, customer relationships, and marketing assets. Through these acquisitions, the Company now participates in both the golf technology platform market and the physical golf course operations and lifestyle branding markets.

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The golf industry, particularly tee-time booking platforms, yield-management software, golf course operations systems, golf travel tools, player engagement applications, and golf lifestyle marketing—is highly competitive and rapidly evolving. This competitive landscape includes:

•	large-scale golf booking platforms;
•	course management systems;
•	golf lifestyle content providers;
•	regional and local golf course operators with their own promotional channels;
•	emerging technology companies offering real-time tee-time scheduling; and
•	companies pursuing AI-driven analysis of player behavior and course utilization.

Unlike pure-play software competitors, the Company’s strategy integrates both proprietary technology through the Stand By Golf™ platform and direct revenue-producing physical golf assets through the Apache Creek Golf Club. While this vertically integrated model offers strategic advantages in data collection, pricing optimization, and customer engagement, it also exposes the Company to competition in both the software and physical operations segments of the golf industry.

Our success in this segment will depend on, among other factors:

•	the continued development, reliability, scalability, and market adoption of the Stand By Golf™ platform;
•	our ability to efficiently operate, market, and optimize revenues at the Apache Creek Golf Club;
•	successful integration of golf technology with our broader media, lifestyle, and branded content platforms;
•	access to sufficient capital to support software development, course operations, marketing, and geographic expansion; and
•	the ability of our management team to execute within a competitive, technology-driven and experience-based consumer services industry.

Given that the Company is in the early stages of deploying and scaling its golf technology and integrated golf operations strategy, and given our limited financial resources relative to many competitors, there is a meaningful risk that better-capitalized competitors may move more quickly, secure larger customer bases, deploy more advanced technology, or establish stronger brand recognition before we are able to fully commercialize, scale, or defensively position our golf-related assets. Such competitive pressures could materially and adversely affect our operating results, growth prospects, and financial condition.

Employees

As of May 31, 2025, the Company did not have any full-time W-2 employees. Instead, we relied on:

•	our executive officers and directors, who historically have deferred or accrued compensation;

•	an outside accountant, bookkeeper, and legal counsel;

•	contract personnel and consultants for production, programming, and marketing support; and

•	part-time producers and announcers for Music of Your Life®.

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Following the GetGolf Transaction, and the resulting cessation of our Music of Your Life® broadcast business, and the appointments of Jeff Foster as Chairman and Chief Executive Officer and Kelly L. Kirchhoff as a Director, we expect to continue to operate with a lean core management team while evaluating additional hires and outsourced relationships as capital permits. We anticipate that, as our business grows and our strategic initiatives expand, particularly in golf-related and technology-enabled areas, we may need to add personnel in finance, operations, technology, marketing and compliance.

We believe we will be able to attract qualified personnel and consultants as needed, but there can be no assurance that we will be successful in doing so or that we will be able to offer competitive compensation packages until our financial condition improves.

The loss of our CEO Jeff Foster would likely have a material adverse effect on the Company. We intend to reduce this risk by obtaining key-man insurance if affordable insurance coverage may be obtained. We cannot assure you that the Company will be able to obtain such insurance or that the Company will be successful in recruiting needed personnel.

Properties

Administrative Operations - Our office address is 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702. The space is provided to us by Mr. Marc Angell, the Company’s former CEO, CFO, Secretary and Chairman. Mr. Angell currently incurs no incremental costs as a result of our using the space; therefore, he does not charge us for its use. There is no written lease agreement. We intend to move into new office space in 2026.

Apache Creek Golf Club – The Apache Creek Golf Club is located at 3401 South Ironwood Drive, Apache Junction, Arizona 85120

Legal Proceedings

The Company currently has no litigation pending, threatened or contemplated, or unsatisfied judgments

From time to time, we may be a party to legal proceedings incidental to the normal course of our business, including matters related to product sales, intellectual property, contractual relationships, technology services, golf course operations, employment issues, or regulatory compliance.

Summary of Equity Financing Agreement

Terms of the Equity Financing Agreement. On February 17, 2026, the Company entered into a Standby Equity Commitment Agreement (the “Equity Financing Agreement”) with the Selling Stockholder pursuant to which the Selling Stockholder agreed, subject to the terms and conditions of the agreement, to purchase up to $5,000,000 of the Company’s common stock from time to time at the Company’s discretion. The purchase price for shares sold under the Equity Financing Agreement will equal 85% of the average of the two (2) lowest volume weighted average prices of the Company’s common stock on the OTCID Basic Market during the five (5) trading days immediately following the applicable clearing date.

The Selling Stockholder’s beneficial ownership of the Company’s common stock may not exceed 4.99% of the Company’s then-issued and outstanding shares at any time, as provided in the Equity Financing Agreement. Shares issued under the Equity Financing Agreement must be registered under an effective registration statement or issued pursuant to an available exemption from registration. The registration rights of the Selling Stockholder are set forth in a Registration Rights Agreement, which requires the Company to file and maintain an effective registration statement covering the resale of shares issued under the Equity Financing Agreement.

Registration of Shares. This registration statement registers 2,446,656 shares of common stock that may be issued pursuant to the Equity Financing Agreement and resold by the Selling Stockholder. Because the purchase price under the Equity Financing Agreement will fluctuate based on market prices at the time of each sale (subject to a contractual minimum price of $0.001 per share), the number of shares that the Company may ultimately issue under the Equity Financing Agreement will depend on future market prices and may vary from the number of shares registered hereby.

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Although the Equity Financing Agreement provides for the potential sale of up to $5,000,000 of the Company’s common stock, this registration statement covers only a portion of the shares that may be issuable under the facility. If the Company elects to sell additional shares beyond those registered by this registration statement, the Company will be required to file and obtain effectiveness of an additional registration statement covering such additional shares.

The Company is not obligated to utilize the full $5,000,000 commitment and may elect to access the facility in increments.

Underwriter Status. The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares being registered for resale. As such, the Selling Stockholder will be subject to the prospectus delivery and liability provisions of the Securities Act.

Other than the beneficial ownership limitation described above, there are no trading volume requirements under the Equity Financing Agreement, and the Company controls the timing and amount of any sales of its common stock to the Selling Stockholder.

Conditions to Sales

Under the Equity Financing Agreement, the following conditions must be satisfied in order for the Company to sell shares of its common stock to the Selling Stockholder:

•	The registration statement of which this prospectus forms a part, and any amendment or supplement thereto, must be declared effective and remain effective for the resale by the Selling Stockholder of the shares to be purchased.

•	The Company’s representations and warranties contained in the Equity Financing Agreement must be true and correct in all material respects (except for representations and warranties made as of a specific date), subject to customary materiality qualifications.

•	The Company must have performed in all material respects all covenants, agreements and conditions required by the Equity Financing Agreement to be performed or satisfied by it.

•	No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or materially adversely affects any of the transactions contemplated by the Equity Financing Agreement.

•	The trading of the Company’s common stock must not have been suspended by the SEC, the principal trading market for the Company’s common stock, or FINRA, and the Company’s common stock must remain quoted or listed on its principal trading market.

•	The number of shares to be purchased at any closing, when aggregated with all other shares beneficially owned by the Selling Stockholder, may not result in the Selling Stockholder beneficially owning more than 4.99% of the Company’s outstanding common stock..

•	The Company must not have knowledge of any event that would reasonably be expected to result in the suspension or termination of the effectiveness of the registration statement.

Our Termination Rights

The Company has the right, at any time and for any reason, to terminate the Equity Financing Agreement upon notice to the Selling Stockholder, without penalty or further obligation (other than customary surviving provisions).

No Short-Selling by the Selling Stockholders

The Selling Stockholder has agreed that neither it nor any of its affiliates will engage in any direct or indirect short-selling of the Company’s common stock during the term of the Equity Financing Agreement.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names and ages of all of our directors, executive officers and key employees; and all positions and offices held as of the date of this Report. The directors will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and has qualified.

Name	Age	Position
Jeff Foster	69	Chief Executive Officer and Chairman of the Board
Kelly L. Kirchhoff	58	Director

Business Experience

Jeff Foster, 69, Chairman of the Board, Chief Executive Officer. Mr. Jeff Foster, age 69, has more than 25 years of experience in entrepreneurial business development, operations, and industry leadership across the automotive, telecommunications, hospitality, and golf sectors. Early in his career, he became the youngest licensed automobile wholesaler in the State of Florida and later established one of Arizona’s largest independent cellular communications companies during the expansion of mobile telecommunications in the 1980s.

Mr. Foster has extensive experience within the golf industry. He is the founder of Arizona Fairways Magazine, which became a leading regional golf publication and served as the Official Golf Guide of the Arizona Golf Association. He also founded Arizona Golf and Travel, including a marketing model that facilitated travel-related barter transactions between golf properties and advertisers. Mr. Foster served three terms as President of the Southwest Golf Media Association.

Most recently, in 2013, Mr. Foster founded GETGOLF, a technology platform designed to facilitate real-time tee-time access, golf travel planning, and networking opportunities for golfers and course operators. He has also served as the CEO of GETGOLF since inception

On October 20, 2025, Mr. Foster was appointed Chairman of the Board and Chief Executive Officer of Transglobal Management Group, Inc. There are no family relationships between Mr. Foster and any director or executive officer of the Company, and there are no arrangements or understandings pursuant to which he was selected as a director. In addition, Mr. Foster has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Kelly L. Kirchhoff, 58, Director. Kelly L. Kirchhoff was appointed to the Board of Directors of Transglobal Management Group, Inc. on October 20, 2025. Mr. Kirchhoff currently serves as Chief Executive Officer of Digital Research Solutions Inc., bringing more than 36 years of experience in sales, marketing, and business management across multiple industries.

Early in his career, Mr. Kirchhoff founded and oversaw several privately held businesses before transitioning into financial services, where he served as a Financial Consultant with PaineWebber, UBS Financial Services, and Stifel Financial Corp. During his tenure in the securities industry, he earned recognition multiple times as a top-tier performer in client advisory and portfolio development.

Mr. Kirchhoff later joined Digital Research Solutions Inc., where he has served as the Chief Executive Officer since 2015. Under his leadership, the company established its first patent, advanced consumer-focused product development through multiple phases, and integrated artificial intelligence capabilities into its software platform. He has extensive experience in corporate oversight, strategic growth planning, team leadership, and financial management.

Mr. Kirchhoff has no familial relationships with any executive officer or director of Transglobal Management Group, Inc., and there are no related-party transactions requiring disclosure under Item 404(a) of Regulation S-K.

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Family Relationships

There are no family relationships between any of our officers, directors or beneficial shareholders of over 5%.

Director Independence

Because our common stock is listed on OTCID Basic Market and it does not have a definition for "independence", we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The board of directors has no standing committees. However, the Company intends to implement a comprehensive corporate governance program, including establishing various board committees and adopting a Code of Ethics in the future. In addition, the Company intends to secure Directors and Officers insurance consistent with the Company’s and Board of Director’s mandates.

Compensation of Directors

Although we anticipate compensating the members of our board of directors in the future at industry levels, current members are not paid cash compensation for their service as directors. Each director may be reimbursed for certain expenses incurred in attending board of directors and committee meetings.

Board of Directors Meetings and Committees

Although various items were reviewed and approved by the Board of Directors via unanimous written consent during the two fiscal years ended May 31, 2025, the Board held no formal meetings.

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We do not have Audit or Compensation Committees of our board of directors. Because of the lack of financial resources available to us, we also do not have an “audit committee financial expert” as such term is described in Item 401 of Regulation S-K promulgated by the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934.

To our knowledge, during the fiscal year ended May 31, 2025, based solely upon a review of such materials as are required by the Securities and Exchange Commission, no other officer, director, or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Exchange Act of 1934.

Code of Ethics

The Company expects that its officers and directors will maintain appropriate standards of honesty and ethical conduct in the performance of their duties on behalf of the Company. At this time, however, the Company has not yet adopted a formal Code of Ethics applicable to its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The Company is currently reviewing best practices and intends to adopt a formal Code of Ethics at a future date as its operations expand and its governance policies continue to develop.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Except as disclosed below, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or
(D)	Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which GetGolf agreed to acquire certain assets and interests related to Sellers golf-related business operations for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.

•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.

•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he served as the Company’s Secretary, Treasurer and Chief Financial Officer. On January 26, 2026, Marc Angell resigned as Secretary, Treasurer and Chief Financial Officer of the Company, and continues to provide transitional, operational and strategic support to the Company on an as needed basis, as a third-party consultant.

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•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business. As a result, the Company will no longer operate the Music of Your Life® broadcast business.

•	GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and (ii) the Apache Creek Golf Club, which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets

Our office address is 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702. The space is provided to us by Mr. Marc Angell, the Company’s former CEO, CFO, Secretary and Chairman. Mr. Angell currently incurs no incremental costs as a result of our using the space; therefore, he does not charge us for its use. There is no written lease agreement.

On September 20, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) to acquire 25% of the outstanding shares of SIMPLY WHIM, INC., a Wyoming corporation (hereafter, “SIMPLY WHIM”), in exchange for 666,666,668 shares of common stock (the “SIMPLYWHIM Common Stock”) of the Company and a promissory note in the face amount of Two Million dollars ($2,000,000) (such transaction is hereafter referred to as the “Exchange”). SIMPLY WHIM is a skin care health and beauty product development company. As a result of the Exchange, all of the SIMPLYWHIM Common Stock was issued to Jacquie Angell, the spouse of the Company’s CEO Marc Angell. This is considered a related party transaction.

On August 16, 2018 (the “Closing Date the Company entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, and Transglobal Management Group, Inc., a Utah corporation ("TMG"), pursuant to which the Company merged with TMG. The Company was the surviving corporation. Each shareholder of TMG received one (1) share of common stock of the Company for every one (1) share of TMG common stock held as of August 16, 2018. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled, and 100,000 shares of common stock of the Company were issued to the TMG shareholders. A majority of these shares, 50,000 shares of common stock of the Company were issued to Marc and Jacquie Angell, affiliates of the Company. This is considered a related party transaction. The TMG merger will provide the Company with certain registered trademarks and intellectual property of TMG with respect to health, beauty and social networking products.

On March 4, 2016, the Board of Directors of Music of Your Life, Inc. issued all 200 previously authorized but unissued shares of its Series A Preferred Stock to the Company’s then sole officer and director, Marc Angell, with the Series A collectively representing 80% of the total voting power of the Company on a fully diluted basis and carrying no conversion, liquidation, or dividend rights.

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EXECUTIVE COMPENSATION

The following table summarizes the total compensation for the two fiscal years ended May 31, 2025 of each person who served as our principal executive officer or principal financial and accounting officer collectively, (the “Named Executive Officers”) including any other executive officer who received more than $100,000 in annual compensation from the Company. We did not award cash bonuses, stock awards, stock options or non-equity incentive plan compensation to any Named Executive Officer during the two years ended May 31, 2025, thus these items are omitted from the table below:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeff Foster (1)	2025	$–	$–	$–	$–	$–	$–	$–	$–
Chief Executive Officer	2024	$–	$–	$–	$–	$–	$–	$–	$–

Marc Angell (2)	2025	$–	$–	$–	$–	$–	$–	$–	$–
Former CEO, CFO, Treasurer and Secretary and Chairman	2024	$–	$–	$–	$–	$–	$–	$–	$–

(1)	Pursuant to the Purchase Agreement and Change of Control, Jeff Foster received 67 Series A Preferred Shares of the Company. The Series A Preferred Shares are not convertible into common stock but are entitled in the aggregate to 80% of the vote after giving effect to the number of issued and outstanding shares of the Corporation’s Common Stock together with all other derivative securities issued by the Corporation and outstanding as of the Date of Conversion, whether or not then convertible or exchangeable.
(2)	Pursuant to the Purchase Agreement and Change of Control, Marc Angell sold, in exchange for $500,000 payable over 12 months (i) 200 Series A Preferred shares of the Company (the Series A Shares”), which Series A Shares control 80% of the vote of all classes of voting stock of the Company at all times, and (ii) a promissory note issued by the Company, in the name of Jacquie Angell in the principal amount of $2,000,000; and (iii) the return to treasury 666,700 held by the Angell Family Trust.

Narrative Disclosure to Summary Compensation

As of May 31, 2025, there were no formal employment arrangements with Mr. Foster. Mr. Foster’s compensation has not been fixed or based on any percentage calculations. Our board of directors will make all decisions determining the amount and timing of his compensation and, for the immediate future, Mr. Foster has elected not to receive any compensation as an officer and director due to the Company's financial condition.

Outstanding Equity Awards at Fiscal Year-End

There were no grants or equity awards to our Named Executive Officer or directors during the two fiscal years ended May 31, 2025.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of March 2, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 7901 4th Street North, Suite 4887, St. Petersburg, FL 33702-4305. As of March 2, 2026, we had 10,637,635 shares of common stock issued and outstanding and 200 shares of preferred stock issued and outstanding. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock.

Name(1)	Shares of Common Stock Beneficially Owned	Percent of Class	Shares of Series A Preferred Stock Beneficially Owned(2)	Percent of Class	Other Beneficial Ownership	Total	Voting Percentage for all Classes (fully-diluted)
Jeff Foster(3)	–	*	67	33.5%	–	67	26.8%
Kelly L. Kirchhoff (4)	–	*	133	66.5%	–	133	53.2%
All directors/director nominees and executive officers as a group (2 persons)	–	*	200	100%	–	200	80.0%

____________________
* Indicates less than

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Transglobal Management Group, Inc., 7901 4th Street North, Suite 4887, St. Petersburg, Florida, 33702.
(2)	Shares of our Series A Preferred Stock are not convertible into common stock and are entitled in the aggregate to 80% of the vote after giving effect to the number of issued and outstanding shares of the Corporation’s Common Stock together with all other derivative securities issued by the Corporation and outstanding as of the Date of Conversion, whether or not then convertible or exchangeable, entitled to vote on matters submitted to the Shareholders.
(3)	Chief Executive Officer and Chairman of the Board of Directors and controlling shareholder of the Company.
(4)	Member of the Board of Directors and controlling shareholder of the Company.

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DESCRIPTION OF CAPITAL STOCK

The Selling Stockholder is offering up to 2,446,656 shares of our common stock for resale in quoted or private transactions, at fixed or negotiated prices. The following description of our capital stock is based on relevant portions of the Florida Business Corporation Act, or the “FBCA,” and on our Articles of Incorporation (also sometimes referred to as our “charter”) and Bylaws. This summary may not contain all of the information that is important to you, and we refer you to the FBCA and our Articles of Incorporation and Bylaws for a more detailed description of the provisions summarized below.

Transglobal Management Group, Inc. was organized as a corporation under the laws of the State of Florida on January 30, 2008. Our authorized capital stock consists of 5,000,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.0001 per share. As of May 31, 2025, there were approximately 2,264 record holders of our common stock, and 2 record holders of our Series A Preferred Stock. There are no outstanding other options or warrants to purchase stock.

Our charter provides that our board of directors may not amend our Articles of Incorporation without approval of our shareholders, including holders of our preferred shares. A decrease or increase in the number of shares of capital stock which we may issue would require an amendment of our charter.

At March 2, 2026, we had 10,637,635 shares of common stock issued and outstanding and 200 shares of Series A Preferred Stock issued and outstanding. The number of shares outstanding does not include shares of common stock that are issuable pursuant to the Equity Financing Agreement.

Title of Class	Amount Authorized	Amount Held by Us or for our Account(1)	Amount Outstanding Exclusive of Amounts Shown Under(1)
Common stock, par value $.0001 per share	5,000,000,000	–	10,637,635
Preferred stock, par value $.0001 per share	20,000,000	200	200
	5,020,000,000	200	7,539,409

____________________

(1)	Calculated as of March 2, 2026.

Common Stock

Our charter authorizes us to issue up to 5,000,000,000 shares of common stock. All shares of our common stock have equal rights as to earnings, assets, dividends and voting privileges. If and when we issue shares of common stock to the Selling Stockholders pursuant to the Equity Financing Agreement, such shares will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors.

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Preferred Stock

Our charter authorizes us to issue up to 20,000,000 shares of preferred stock. 200 Series A Preferred shares are designated, issued and outstanding as of May 31, 2025. Each share of Series A Preferred Stock has voting rights equal to four times the sum of (a) all shares of Common Stock issued and outstanding at the time of voting; plus (b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by (c) the number of shares of Series A Preferred Stock issued and outstanding at the time of voting. The Series A Preferred Stock continues to have no conversion, liquidation, or dividend rights.

Limitation of Liability of Directors and Officers; Indemnification and Advance of Expenses

Pursuant to our charter and under the Florida Business Corporation Act (hereafter, the “FBCA”), our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to our directors, officers, employees and agents (and any other persons to which applicable law permits us to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

We have previously entered into indemnification agreements with certain of our current directors and officers. The indemnification agreement indemnifies the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at our request as a director, officer, employee or agent of another entity. If appropriate, we are entitled to assume the defense of the claim with counsel selected by us and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by us, (2) the indemnitee reasonably concludes there may be a conflict of interest or (3) we have not, in fact, employed counsel to assume the defense of such claim.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Provisions of the FBCA and Our Charter and Bylaws

Our charter and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

44

Business Combinations

Section 607 of the FBCA, is applicable to corporations organized under the laws of the State of Florida. Subject to certain exceptions set forth therein, Section 607 of the FBCA provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless (a) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares) or (c) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified therein, an interested stockholder is defined to mean any person that (1) is the owner of 15% or more of the outstanding voting stock of the corporation; or (2) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date, and the affiliates and associates of such person referred to in clause (1) or (2) of this sentence. Under certain circumstances, Section 607 of the FBCA makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation's charter or by-laws, elect not to be governed by this section, effective twelve months after adoption. Our charter and by-laws do not exclude us from the restrictions imposed under Section 607 of the FBCA. It is anticipated that the provisions of Section 607 of the FBCA may encourage companies interested in acquiring us to negotiate in advance with the board of directors.

45

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 5, 2025, the Company dismissed its independent registered accounting firm Olayinka Oyebola & Company (“OOC”). During the period from the engagement of OOC through June 5, 2022, the date of dismissal, there were no disagreements with OOC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of OOC would have caused it to make reference to the subject matter of the disagreements in connection with its report.

On June 5, 2025, the Company dismissed its independent registered accounting firm Olayinka Oyebola & Company and engaged LAO Professionals as its independent accountant following the prior accountant’s dismissal.

Also on June 5, 2025, we engaged LAO Professionals (“LAO”), independent registered accountants, as our independent accountant following the dismissal of OCC. Prior to the engagement of LAO, the Company has not consulted with LAO regarding either:

(a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Gries concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(b) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

46

LEGAL MATTERS

The legality of certain securities offered by this prospectus will be passed upon for us by John D. Thomas, P.C., Draper, UT (“JDTPC”).

EXPERTS

The audited consolidated financial statements of the Company for the fiscal years ended May 31, 2025 and May 31, 2024 have been included herein and in this registration statement in reliance upon reports of LAO Professionals an independent registered public accounting firm, and upon the authority of said firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, or the Securities Act, with respect to our shares of common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or exhibits and schedules thereto. For further information with respect to our business and our securities, reference is made to the registration statement, including the amendments, exhibits and schedules thereto contained in the registration statement.

We also file annual, quarterly and current periodic reports and other information with the SEC under the Securities Exchange Act of 1934. You can inspect these reports and other information, as well as the registration statement and the related exhibits and schedules, without charge, at the public reference facilities of the SEC at room 1580, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site that contains reports and other information regarding registrants, including us, that file such information electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Information contained on the SEC’s web site about us is not incorporated into this prospectus, and you should not consider information contained on the SEC’s web site to be part of this prospectus.

47

PART C - OTHER INFORMATION

Item 25. Financial Statements and Exhibits

1. Financial Statements

The following financial statements of Transglobal Management Group, Inc. are included in Part A “Information Required in a Prospectus” of the Registration Statement:

TRANSGLOBAL MANAGEMENT GROUP, INC.

All other information required in the financial statement schedules has been incorporated in the financial statements or notes thereto or has been omitted since the information is not applicable or not present in amounts sufficient to require submission of the schedule.

48

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of The Marquie Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Marquie Group, Inc. (the ‘Company’) as of May 31, 2025, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended May 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of May 31, 2025, and the results of its operations and its cash flows for the year ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12, the Company suffered an accumulated deficit of $15,811,938. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 12 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

/S/ LAO Professionals

LAO PROFESSIONALS

(PCAOB ID 7057)

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2025.

September 11, 2025

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

THE MARQUIE GROUP, INC.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of The Marquie Group, Inc (the ‘Company’) as of May 31, 2024, and 2023, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the two years ended May 31, 2024, and 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated balance sheet of the Company as of May 31, 2024, and 2023, and the results of its operations and its cash flows for each of the two years ended May 31, 2024, and 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13, the Company suffered an accumulated deficit of $(14,863,486), net loss of $(165,456).

These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

F-2

Going Concern Uncertainty – See also Going Concern Uncertainty explanatory paragraph above

As described further in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations The ability of the Company to continue as a going concern is dependent on executing its business plan and ultimately to attain profitable operations. Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

The Management attempts to improve these conditions by way of financial assistance through issuances of additional equity and by generating revenues through sales of products and services.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination. Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

▪	We performed testing procedures such as analytical procedures to identify conditions and events that indicate that there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
▪	We reviewed and evaluated management’s plans for dealing with adverse effects of these conditions and events.
▪	We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.
▪	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

/s/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

PCAOB ID (5968)

We have served as the Company’s auditor since 2024.

September 3rd, 2024

F-3

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Consolidated Balance Sheets

	May 31,	May 31,
	2025	2024
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$1,071	$–
Accounts receivable	11,040

Total Current Assets	12,111	–

OTHER ASSETS

Investment in Acquisition	6,200,000	6,200,000
Loans receivable, related party	35,237	35,237
Music inventory, net of accumulated depreciation of $21,815 and $21,533, respectively	453	735
Trademark costs	11,165	11,165

Total Other Assets	6,246,855	6,247,137

TOTAL ASSETS	$6,258,966	$6,247,137

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)

CURRENT LIABILITIES

Bank overdraft	$–	$89
Accounts payable and accrued liabilities	106,217	77,074
Accrued interest payable on notes payable	1,182,097	844,460
Accrued consulting fees	351,700	1,385,917
Notes payable, net of debt discounts of $-0- and $31,709, respectively	1,409,646	1,434,733
Notes payable to related parties	2,086,815	2,082,315
Derivative liability	625,824	206,113

Total Current Liabilities	5,762,299	6,030,701

TOTAL LIABILITIES	5,762,299	6,030,701

STOCKHOLDERS' EQUITY / (DEFICIT)

Preferred Stock, $0.0001 par value; 20,000,000 shares authorized, 200 and 200 shares issued and outstanding	–	–
Common stock, $0.0001 par value; 50,000,000,000 shares authorized, 4,212,497,884 and 3,325,531,102 shares issued and outstanding, respectively	421,250	332,555
Additional paid-in-capital	15,887,355	14,747,367
Accumulated deficit	(15,811,938)	(14,863,486)

Total Stockholders' Equity (Deficit)	496,667	216,436

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)	$6,258,966	$6,247,137

The accompanying notes are an integral part of these financial statements

F-4

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Consolidated Statements of Operations

	For the Year Ended May 31,
	2025	2024

NET REVENUES	$11,040	$–

OPERATING EXPENSES

Salaries and Consulting fees	120,000	407,905
Professional fees	30,393	101,970
Other selling, general and administrative	12,519	39,598

Total Operating Expenses	162,912	549,473

LOSS FROM OPERATIONS	(151,872)	(549,473)

OTHER INCOME (EXPENSES)

Income (expense) from derivative liability	(419,711)	905,940
Interest expense (including amortization of debt discounts of $31,709 and $111,141, respectively)	(376,869)	(521,923)

Total Other Income (Expenses)	(796,580)	384,017

LOSS BEFORE INCOME TAXES	(948,452)	(165,456)

INCOME TAX EXPENSE	–	–

NET LOSS	$(948,452)	$(165,456)

BASIC AND DILUTED:
Net loss per common share	$(0.00)	$0.00

Weighted average shares outstanding	3,913,742,366	1,537,070,989

The accompanying notes are an integral part of these financial statements

F-5

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Period from June 1, 2023 to May 31, 2025

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, June 1, 2023	200	$–	756,612,000	$75,663	$14,495,356	$(14,698,030)	$(127,011)

Common stock issued for services	–	–	185,000,000	18,500	84,200	–	102,700

Common stock issued for conversion of debt	–	–	2,265,475,967	226,548	123,924	–	350,472

Common stock issued for Standby Equity Agreement	–	–	118,443,135	11,844	43,887	–	55,731

Net loss for the year ended May 31, 2024	–	–	–	–	–	(165,456)	(165,456)

Balance, May 31, 2024	200	–	3,325,531,102	332,555	14,747,367	(14,863,486)	216,436

Common stock issued for conversion of debt	–	–	673,936,508	67,392	(1,324)	–	66,068

Forgiveness of accrued consulting fees by shareholders	–	–	–	–	1,154,017	–	1,154,017

Common stock issued for Standby Equity Agreement	–	–	213,030,274	21,303	(12,705)	–	8,598

Net loss for the year ended May 31, 2025	–	–	–	–	–	(948,452)	(948,452)

Balance, May 31, 2025	200	$–	4,212,497,884	$421,250	$15,887,355	$(15,811,938)	$496,667

The accompanying notes are an integral part of these financial statements

F-6

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Consolidated Statements of Cash Flows

	For the Years Ended May 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(948,452)	$(165,456)

Adjustments to reconcile net income (loss) to net cash used by operating activities:
Stock issued for services	–	102,700
Depreciation of music inventory	282	814
Change in fair value of derivative liability	419,711	(905,940)
Amortization of debt discounts	31,709	111,141
Default interest added to notes principal balance	–	67,188
Changes in operating assets and liabilities:
Accounts receivable	(11,040)	–
Accounts payable and accrued liabilities	29,142	26,410
Accrued interest payable on notes payable	346,910	359,539
Accrued consulting fees	119,800	240,000

Net Cash Used by Operating Activities	(11,938)	(163,604)

CASH FLOWS FROM INVESTING ACTIVITIES:
Music inventory	–	(620)
Trademark costs	–	(800)
Payments from loans receivable, related party	–	(6,990)

Net Cash Used by Investing Activities	–	(8,410)

CASH FLOWS FROM FINANCING ACTIVITIES:

Bank overdraft	(89)	43
Proceeds from standby equity agreement	8,598	55,732
Proceeds from notes payable	–	124,696
Repayments of notes payable to related parties	–	(8,457)
Proceeds from notes payable to related parties	4,500	–

Net Cash Provided by Financing Activities	13,009	172,014

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,071	–

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	–	–

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,071	$–

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$–	$–
Income taxes	$–	$–
Non-cash investing and financing activities:
Initial derivative liability charged to debt discounts	$–	$76,055
Forgiveness of accrued consulting fees by shareholders	$1,154,017	$–
Conversion of debt and accrued interest into common stock	$66,069	$350,472

The accompanying notes are an integral part of these financial statements

F-7

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

NOTE 1 - ORGANIZATION

Music of Your Life, Inc. (the “Company”) was incorporated under the laws of the State of Florida on January 30, 2008 under the name of “Zhong Sen International Tea Company”. From January 2008 to May 2013, the Company operated with the principal business objective of providing sales and marketing consulting services to small to medium sized Chinese tea producing companies who wished to export and distribute high quality Chinese tea products worldwide. On May 31, 2013 (the “Closing Date”), the Company entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, Music of Your Life, Inc., a Nevada corporation (“MOYL Nevada”) incorporated October 10, 2012, and Music of Your Life Merger Sub, Inc., a Utah corporation (“Merger Sub”), pursuant to which MOYL Nevada merged with Merger Sub. As a result of the merger, MOYL Nevada became a wholly owned subsidiary of the Company, and on July 26, 2013, the Company changed its name to Music of Your Life, Inc., and operated a nationwide syndicated radio network.

Acquisition of The Marquie Group, Inc.

On August 16, 2018 (see Note 10), the Company merged with The Marquie Group, Inc. (“TMGI”) in exchange for the issuance of a total of 100,000 shares of our common stock to TMGI’s stockholders. Following the merger, the Company had 102,277 shares of common stock issued and outstanding. On December 5, 2018, the Company amended and restated its Articles of Incorporation providing for a change in the Company’s name from “Music of Your Life, Inc.” to “The Marquie Group, Inc.” The TMGI business plan is to advertise a direct-to-consumer, health and beauty product line called “Whim” that use innovative formulations of plant-based, amino-acids and other natural alternatives to chemical ingredients.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following policies are considered to be significant:

a.       Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the Company and its wholly owned subsidiary. All inter-company accounts and transactions have been eliminated.

b.       Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a May 31 year-end.

c.       Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

d.       Cash and Cash Equivalents

F-8

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

Cash equivalents are generally comprised of certain highly liquid investments with original maturities of less than three months.

e.       Basic and Fully Diluted Net Loss per Share of Common Stock

In accordance with Financial Accounting Standards No. ASC 260, “Earnings per Share,” basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share is computed using the weighted average number of common shares plus dilutive common share equivalents outstanding during the period. Dilutive instruments (such as convertible notes payable) have not been included in the diluted earnings per share computations as their effect were antidilutive for the periods presented.

f.       Revenue Recognition

The Company adopted ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires entities to exercise judgment when considering the terms of contracts, which includes (1) identifying the contracts or agreements with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied. Advance customer payments are recorded as deferred revenue until such time as they are recognized. The Company does not offer any cash rebates. Returns or discounts, if any, are netted against gross revenues.

g.       Advertising

Advertising costs, which are expensed as incurred, were $-0- for the year ended May 31, 2025 and $3,201 for the year ending May 31, 2024.

h.       Income Taxes

Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss, and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No tax benefit has been reported in the financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a substantial change in ownership occur, net operating loss carryforwards may be limited as to future use.

F-9

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

Net deferred tax assets consist of the following components as of May 31, 2025 and 2024:

	May 31, 2025	May 31, 2024
Deferred tax assets:
NOL Carryover	$1,707,402	$1,603,025
Valuation allowance	(1,707,402)	(1,603,025)
Net deferred tax asset	$–	$–

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 21% to pretax income (loss) for the years ended May 31, 2025 and 2024 due to the following:

	May 31, 2025	May 31, 2024
Expected tax (benefit) at 21%	$(199,175)	$(34,746)
Non-deductible expense (non-taxable income) from derivative liability	88,139	(190,247)
Non-deductible amortization of debt discounts	6,659	23,340
Change in valuation allowance	104,377	201,653
Provision for income taxes	$–	$–

For the periods presented, the Company had no tax positions or unrecognized tax benefits.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes. For the periods presented, the Company had no such interest or penalties.

i.      Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risks consist of cash and cash equivalents. The Company places cash and cash equivalents at well-known quality financial institutions. Cash and cash equivalents at banks are insured by the Federal Deposit Insurance Corporation for up to $250,000. The Company did not have any cash or cash equivalents in excess of this amount at May 31, 2025.

j.      Recent Accounting Pronouncements

We have reviewed accounting pronouncements issued and have adopted any that are applicable to the Company. We have determined that none had a material impact on our financial position, results of operations, or cash flows for the years ended May 31, 2025 and 2024.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

NOTE 3 - FINANCIAL INSTRUMENTS

The Company has adopted FASB ASC 820-10-50, “Fair Value Measurements.” This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.  The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

F-10

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, receivables, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

NOTE 4 - MUSIC INVENTORY

Our Music of Your Life song catalogue is compiled of more than 100,000 titles. Many of these songs include difficult to find older recordings that originated on long play records (LP’s) which date back to the turn of the 20th century. We also have our entire catalogue on several hundred reel-to-reel tapes which preserve the high quality of the originals. We have transferred much of this music to a lossless digital format known as the Waveform Audio File Format (WAV). These WAV files are of a very large size and take up tremendous hard drive space, therefore, we have converted our entire catalogue to the MPEG-1 Audio Layer 3 format (MP3). Advancing software and hardware technology in the music space has reached a pinnacle with a recent lossless format called FLAC, or Free Lossless Audio Codec. This technology offers amazing CD or WAV quality specifications in a small file size. An effort is underway to convert the entire Music of Your Life catalogue from the original source material to the FLAC format offering our listeners a much-improved experience which cannot be found on any free streaming service today.

The replacement value of our music catalogue is valued at more than $250,000.

Music inventory consisted of the following:

	May 31, 2025	May 31, 2024
Digital music acquired for use in operations – at cost	$22,268	$22,268
Accumulated depreciation	(21,815)	(21,533)
Music inventory – net	$453	$735

The Company purchases digital music from time to time as new music become available for broadcast on our network. During the year ended May 31, 2025 the Company purchased $-0- worth of music inventory. For the years ended May 31, 2025 and 2024, depreciation on music inventory was $282 and $814, respectively.

F-11

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

NOTE 5 – ACCRUED CONSULTING FEES

Accrued consulting fees consisted of the following:

	May 31, 2025	May 31, 2024
Due to Company Chief Executive Officer pursuant to Consulting Agreement dated March 1, 2017 – monthly compensation of $20,000	$–	$728,817
Due to wife of Company Chief Executive Officer pursuant to consulting agreement effective August 16, 2018 – monthly compensation of $15,000	–	305,200
Due to mother of Company Chief Executive Officer pursuant to Consulting Agreement dated September 1, 2015 (which was terminated November 30, 2019) – monthly compensation of $5,000 to November 30, 2019	131,350	131,350
Due to service provider pursuant to Consulting Agreement dated September 1, 2015 (which was terminated February 28, 2019) – monthly compensation of $5,000 to February 28, 2019	144,700	144,700
Due to service provider pursuant to Consulting Agreement dated September 1, 2015 (which was terminated November 30, 2019) – monthly compensation of $1,000 to November 30, 2019	48,000	48,000
Due to two other service providers	27,650	27,850
Total	$351,700	$1,385,917

The accrued consulting fees balance changed as follows:

	Year Ended
	May 31, 2025	May 31, 2024
Balance, beginning of period	$1,385,917	$1,145,917
Compensation expense accrued pursuant to consulting agreements	120,000	240,000
Accrued consulting fees forgiven	(1,154,017)	–
Payments to consultants	(200)	–
Balance, end of period	$351,700	$1,385,917

See Note 10 (Commitments and Contingencies)

F-12

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

NOTE 6 - NOTES PAYABLE

Notes payable consisted of the following:

	May 31,2025	May 31,2024
Notes payable to entities, non-interest bearing, due on demand, unsecured	$54,079	$54,079
Note payable to an individual, due on May 22, 2015, in default (B)	25,000	25,000
Note payable to an entity, non-interest bearing, due on February 1, 2016, in default (D)	50,000	50,000
Note payable to a family trust, stated interest of $2,500, due on October 31, 2015, in default (E)	7,000	7,000
Note payable to a corporation, stated interest of $5,000, due on October 21, 2015, in default (G)	50,000	50,000
Note payable to a corporation, stated interest of $5,000, due on November 6, 2015, in default (H)	50,000	50,000
Note payable to an individual, due on December 20, 2015, in default, 24% default rate from January 20, 2016 (I)	25,000	25,000
Convertible note payable to an entity, interest at 12%, due on December 29, 2016, in default (M)	40,000	40,000
Note payable to a family trust, interest at 10%, due on November 30, 2016, in default (P)	25,000	25,000
Convertible note payable to an individual, interest at 10%, due on demand (V)	46,890	46,890
Convertible note payable to an individual, interest at 8%, due on demand (W)	29,000	29,000
Convertible note payable to an individual, interest at 8%, due on demand (X)	21,500	21,500
Convertible note payable to an entity, interest at 10%, due on demand (Y)	8,100	8,100
Convertible note payable to an entity, interest at 10%, due on March 5, 2019, in default (DD)	35,000	35,000
Convertible note payable to an entity, interest at 10%, due on September 18, 2019, in default (GG)	8,506	8,505
Convertible note payable to an entity, interest at 12%, due on November 30, 2021, in default (SS)	154,764	154,764
Convertible note payable to an entity, interest at 10%, due on June 4, 2022, in default (VV)	152,369	152,369
Convertible note payable to an entity, interest at 8%, due on August 27, 2022, in default (WW)	14,000	14,000
Convertible note payable to an entity, interest at 12%, due on December 21, 2022, in default (YY)	424	424
Convertible note payable to an entity, interest at 12%, due on February 8, 2023, in default (ZZ)	174,128	203,095
Convertible note payable to an entity, interest at 12%, due on November 4, 2023, in default (C)	6,339	12,649
Convertible note payable to an entity, interest at 12%, due on April 10, 2024, in default (F)	76,375	76,375
Convertible note payable to an entity, interest at 10%, due on August 15, 2024, in default (J)	–	10,201
Convertible note payable to an entity, interest at 12%, due on September 18, 2024, in default (K)	3,500	2,448
Convertible note payable to an entity, interest at 12%, due on January 18, 2025, in default (L)	30,555	11,217
Note payable to an entity, terms to be agreed on and memorialized subsequent to May 31, 2025	48,641	48,641
Note payable to the Small Business Administration under the Payroll Protection Program, interest at 1%, due in installments through May 4, 2022, forgivable in part or whole subject to certain requirements.	70,000	70,000
Note payable to the Small Business Administration under the Payroll Protection Program, interest at 1%, due in installments through April 5, 2023, forgivable in part or whole subject to certain requirements.	100,000	100,000
Notes payable to individuals, non-interest bearing, due on demand	103,476	103,476
Total Notes Payable	1,409,646	1,434,733
Less: Current Portion	(1,409,646)	(1,434,733)
Long-Term Notes Payable	$–	$–

F-13

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

(B) On April 22, 2015, the Company issued a $25,000 Promissory Note, non-interest bearing (interest at 24% per annum after May 22, 2015), due at maturity on May 22, 2015.

(D) On July 24, 2015, the Company issued a $50,000 Promissory Note to Kodiak Capital Group, LLC (“Kodiak”) for services rendered in association with an Equity Purchase Agreement. As amended and restated January 4, 2016, the note is non-interest bearing and was due on February 1, 2016.

(E) On July 31, 2015, the Company issued a $25,000 Promissory Note with a stated interest amount of $2,500 due at maturity on October 31, 2015.

(G) On August 6, 2015, the Company issued a $50,000 Promissory Note with a stated interest amount of $5,000 due at maturity on October 21, 2015.

(H) On August 21, 2015, the Company issued a $50,000 Promissory Note with a stated interest amount of $5,000 due at maturity on November 6, 2015.

(I) On September 21, 2015, the Company issued a $25,000 Promissory Note with a stated interest amount of $2,500 due at maturity on December 20, 2015. In the event that all principal and interest are not paid to the lender by January 20, 2016, interest is to accrue at a rate of 24% per annum commencing on January 21, 2016.

(M) On December 29, 2015, the Company issued a $20,000 Convertible Promissory Note to a lender for net loan proceeds of $15,000. The note bears interest at a rate of 12% per annum, was due on December 29, 2016, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 50% of the lowest closing bid price during the 30 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(P) On June 3, 2016, the Company issued a $25,000 Promissory Note. The note bears interest at a rate of 10% per annum and was due on November 30, 2016.

(V) On May 3, 2017, the Company issued a $72,750 Convertible Promissory Note to a lender as a replacement for the principal and interest due on a promissory note due on October 14, 2014. The note bears interest at a rate of 10% per annum, is due on demand, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to $0.0001293 per share.

(W) On April 5, 2017, the Company issued a $35,000 Convertible Promissory Note to a lender as a replacement for the principal and interest due on a promissory note due on August 23, 2015. The note bears interest at a rate of 8% per annum, is due on demand, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 40% of the lowest Trading Price during the 5 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(X) On April 5, 2017, the Company issued a $27,500 Convertible Promissory Note to a lender as a replacement for the principal and interest due on a promissory note due on October 31, 2015. The note bears interest at a rate of 8% per annum, is due on demand, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 40% of the lowest Trading Price during the 5 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(Y) On March 1, 2017, the Company issued a $8,600 Convertible Promissory Note to a vendor of the Company to convert certain accounts payable due to the vendor. The note bears interest at a rate of 10% per annum, is due on demand, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the higher of $0.00004 per share or 60% of the lowest Trading Price during the 5 Trading Day period prior to the Conversion Date.

F-14

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

(DD) On March 5, 2018, the Company issued a $35,000 Convertible Promissory Note to a lender for net loan proceeds of $33,000. The note bears interest at a rate of 10% per annum, was due on March 5, 2019, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 50% of the lowest Trading Price during the 20 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(GG) On September 18, 2018, the Company issued a $18,000 Convertible Promissory Note to a lender for net loan proceeds of $14,000. The note bears interest at a rate of 10% per annum, was due on September 18, 2019, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 50% of the lowest Trading Price during the 20 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(SS) On November 30, 2020, the Company issued a $170,000 Convertible Promissory Note to a lender which paid off some of the accrued interest for the note described in (RR) above. The Company received net proceeds of $32,500. The note bears interest at a rate of 12% per annum, is due on November 30, 2021, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the lesser of (1) 105% of the closing bid price of the Common Stock on the Issue Date, or (2) the closing bid price of the Common Stock on the Trading Day immediately preceding the date of the conversion. See Note 8 (Derivative Liability).

(VV) On June 4, 2021, the Company issued a $238,596 Convertible Promissory Note to a lender which paid off the principal and accrued interest for the notes described in (EE), (FF), (KK), (LL), (MM), (NN) and (PP) above. The note bears interest at a rate of 10% per annum, is due on June 4, 2022, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the lesser of (1) $0.00004, or (2) 50% of the lowest trading price of the common stock for the previous 15-day trading period. See Note 8 (Derivative Liability).

(WW) On August 27, 2021, the Company issued a $14,000 Convertible Promissory Note to a lender for net loan proceeds of $10,000. The note bears interest at a rate of 8% per annum, is due on August 27, 2022, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 65% of the lowest trading price in the 10 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(YY) On December 21, 2021, the Company issued a $58,250 Convertible Promissory Note to a lender for net loan proceeds of $49,925. The note bears interest at a rate of 12% per annum, is due on December 21, 2022, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the higher of (1) $0.0001, or (2) the par value of the Common Stock.

(ZZ) On February 8, 2022, the Company issued a $245,000 Convertible Promissory Note to a lender for net loan proceeds of $218,000. The note bears interest at a rate of 12% per annum, is due on February 8, 2023, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the higher of (1) $0.0001, or (2) the par value of the Common Stock.

(C) On November 4, 2022, the Company issued a $30,555 Convertible Promissory Note to a lender for net loan proceeds of $25,000. The note bears interest at a rate of 12% per annum, is due on November 4, 2023, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the lower of (1) $0.005, or (2) 50% of the lowest trading price in the 10 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(F) On April 10, 2023, the Company issued a $61,100 Convertible Promissory Note to a lender for net loan proceeds of $55,000. The note bears interest at a rate of 12% per annum, is due on April 10, 2024, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the lower of (1) $0.003, or (2) par value of common stock. See Note 8 (Derivative Liability).

(J) On November 7, 2023, the Company issued a $42,000 Convertible Promissory Note to a lender for net loan proceeds of $32,200. The note bears interest at a rate of 10% per annum, is due on August 15, 2024, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 63% of the lowest trading price in the 10 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

F-15

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

(K) On September 18, 2023, the Company issued a $3,500 Convertible Promissory Note to a lender for net loan proceeds of $3,500. The note bears interest at a rate of 12% per annum, is due on September 18, 2024, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to 50% of the lowest trading price in the 10 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

(L) On January 18, 2024, the Company issued a $30,555 Convertible Promissory Note to a lender for net loan proceeds of $22,800. The note bears interest at a rate of 12% per annum, is due on January 18, 2025, and is convertible at the option of the lender into shares of the Company common stock at a Conversion Price equal to the lower of $0.0002 or 50% of the lowest trading price in the 10 Trading Day period prior to the Conversion Date. See Note 8 (Derivative Liability).

Concentration of Notes Payable

The principal balance of the notes payable was due to:

	May 31, 2025	May 31, 2024

Lender A	$329,317	$358,283
Lender B	209,874	209,874
14 other lenders	870,455	898,285

Total	1,409,646	1,466,442

Less debt discounts	–	(31,709)

Net	$1,409,646	$1,434,733

NOTE 7 – NOTES PAYABLE – RELATED PARTIES

Notes payable – related parties consisted of the following:

	May 31, 2025	May 31, 2024
Note payable to Company law firm (and owner of 2,500 shares of common stock since August 16, 2018), non-interest bearing, due on demand, unsecured	$2,073	$2,073
Notes payable to The OZ Corporation (owner of 2,500 shares of common stock since August 16, 2018), non-interest bearing, due on demand, unsecured	69,250	69,250
Notes payable to the Chief Executive Officer, non-interest bearing, due on demand, unsecured	15,492	10,992
Note payable to the wife of the Chief Executive Officer as part of the 25% acquisition of Simply Whim, interest at 12%, due on September 20, 2023, unsecured (See Note 10)	2,000,000	2,000,000
Total Notes Payable – Related Parties	2,086,815	2,082,315
Less: Current Portion	(2,086,815)	(2,082,315)
Long-Term Notes Payable	$–	$–

F-16

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

NOTE 8 - DERIVATIVE LIABILITY

The derivative liability at May 31, 2025 and 2024 consisted of:

	May 31, 2025		May 31, 2024
	Face Value	Derivative Liability	Face Value	Derivative Liability
Convertible note payable issued December 29, 2015, due December 29, 2016 (M)	$40,000	$40,000	$40,000	$40,000
Convertible note payable issued April 5, 2017, due on demand (W)	29,000	43,500	29,000	43,500
Convertible note payable issued April 5, 2017, due on demand (X)	21,500	32,250	21,500	32,250
Convertible note payable issued March 5, 2018, due on March 5, 2019 (DD)	35,000	35,000	35,000	35,000
Convertible note payable issued September 18, 2018, due on September 18, 2019 (GG)	8,506	8,506	8,506	8,506
Convertible note payable issued November 30, 2020, due on November 30, 2021 (SS)	154,764	149,350	154,764	7,040
Convertible note payable issued June 4, 2021, due on June 4, 2022 (VV)	152,369	159,306	152,369	4,224
Convertible note payable issued August 27, 2021, due on August 27, 2022 (WW)	14,000	7,538	14,000	7,538
Convertible note payable issued November 4, 2022, due on November 4, 2023 (C)	12,649	6,339	12,649	3,520
Convertible note payable issued April 10, 2023, due on April 10, 2024 (F)	76,375	109,980	76,375	7,040
Convertible note payable issued November 7, 2023, due on August 15, 2024 (J)	21,520	–	21,520	5,209
Convertible note payable issued September 18, 2023, due on September 18, 2024 (K)	3,500	3,500	3,500	5,880
Convertible note payable issued January 18, 2024, due on January 18, 2025 (L)	30,555	30,555	30,555	6,406
Totals	$599,738	$625,824	$599,738	$206,113

The above convertible notes contain a variable conversion feature based on the future trading price of the Company common stock. Therefore, the number of shares of common stock issuable upon conversion of the notes is indeterminate. Accordingly, we have recorded the fair value of the embedded conversion features as a derivative liability at the respective issuance dates of the notes and charged the applicable amounts to debt discounts and the remainder to other expense. The increase (decrease) in the fair value of the derivative liability from the respective issuance dates of the notes to the measurement dates is charged (credited) to other expense (income). The fair value of the derivative liability of the notes is measured at the respective issuance dates and quarterly thereafter using the Black Scholes option pricing model.

Assumptions used for the calculations of the derivative liability of the notes at May 31, 2025 include (1) stock price of $0.001 per share, (2) exercise prices ranging from $0.00004 to $0.005 per share, (3) terms are 0 days, (4) expected volatility of 3,176% and (5) risk free interest rates at 4.33%.

Assumptions used for the calculations of the derivative liability of the notes at May 31, 2024 include (1) stock price of $0.0001 per share, (2) exercise prices ranging from $0.00004 to $0.0001 per share, (3) terms ranging from 0 days to 231 days, (4) expected volatility of 428% and (5) risk free interest rates ranging from 5.42% to 5.48%.

F-17

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2024

Concentration of Derivative Liability

The derivative liability relates to convertible notes payable due to:

	May 31, 2025	May 31, 2024

Lender A	$149,350	$7,040
Lender B	109,980	–
Lender C	36,894	3,520
Lender D	210,350	55,268
5 other lenders	119,250	140,285

Total	$625,824	$206,113

NOTE 9 - EQUITY TRANSACTIONS

On October 13, 2022 (the “Closing Date”), the Company entered into a Standby Equity Commitment Agreement (the “Equity Agreement” by and among the Company, and MacRab, LLC, a Florida limited liability company (“MacRab”), pursuant to which MacRab has agreed to purchase at the Company’s sole discretion, up to five million dollars ($5,000,000) of the Company's common stock (the “Put Shares”) at a purchase price of 90% of the average of the two (2) lowest volume weighted average prices of the Company’s Common Stock on OTCQB during the six (6) Trading Days immediately following the Clearing Date.

Contemporaneous therewith, the Company and MacRab also entered into a Registration Rights Agreement, whereby the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended. Pursuant to the Registration Rights Agreement, the Company has registered the Put Shares pursuant in a registration statement on Form S-1 (the “Registration Statement”). The Registration Statement was filed on October 21, 2022.

During the year ended May 31, 2024, the Company issued an aggregate of 118,443,135 shares of common stock pursuant to the Equity Agreement for net proceeds of $55,731.

During the year ended May 31, 2024, the Company issued an aggregate of 185,000,000 shares of common stock for consulting and investor relations services rendered to the Company. The shares were valued using the market price for the stock on the date of issuance. The Company recognized $102,700 in expenses which is included in “Salaries and Consulting Fees” in the Consolidated Statement of Operations for the year ended May 31, 2024.

During the year ended May 31, 2024, the Company issued an aggregate of 2,265,475,967 shares of common stock for the conversion of notes payable and accrued interest in the aggregate amount of $350,472.

During the year ended May 31, 2025, the Company issued an aggregate of 213,030,274 shares of common stock pursuant to the Equity Agreement for net proceeds of $8,598.

During the year ended May 31, 2025, the Company issued an aggregate of 673,936,508 shares of common stock for the conversion of notes payable and accrued interest in the aggregate amount of $66,068.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Consulting Agreements with Individuals

The Company has entered into Consulting Agreements with the Company’s Chief Executive Officer, the wife of the Company’s Chief Executive Officer, the mother of the Company’s Chief Executive Officer, and other service providers (see Note 5 – Accrued Consulting Fees). The Consulting Agreement with the Company’s Chief Executive Officer provides for monthly

F-18

THE MARQUIE GROUP, INC.

(formerly Music of Your Life, Inc.)

Notes to the Consolidated Financial Statements

May 31, 2025

compensation of $20,000. The Consulting Agreement with the wife of the Company’s Chief Executive Officer provided for monthly compensation of $15,000 and expired on May 31, 2021. The Consulting Agreement with the mother of the Company’s Chief Executive Officer provides for monthly compensation of $5,000 and was terminated as of November 30, 2019. The other 3 consulting agreements provided for monthly compensation totaling $6,500 and were terminated as of November 30, 2019.

Corporate Consulting Agreement

On March 14, 2018, the Company executed a Corporate Consulting Agreement (the “Agreement”) with a consulting firm entity (the “Consultant”). The Agreement provided for the Consultant to perform certain investor relations and other services for the Company. The term of the Agreement was 4 months but the Agreement provided that the Company could terminate the Agreement for any reason at any time upon 5 days written prior notice. The Agreement provided for 8 payments of cash fees totaling $240,000 to be paid to the Consultant over 4 months. On April 1, 2018, the Company notified the Consultant that the Agreement was terminated. A total of $25,000 was paid to the Consultant in March 2018 which was expensed and included in “Salaries and Consulting Fees” in the Consolidated Statement of Operations for the year ended May 31, 2018. No other amounts were accrued at May 31, 2022 and 2021. On October 16, 2018 (see Note 10), the Company issued 5,000 shares of its common stock to the Consultant. On October 26, 2018, the Consultant advised the Company that it had not been notified that the Agreement was terminated on April 1, 2018 and that the Company is in default of the Agreement.

NOTE 11 – INVESTMENT IN ACQUISITION

On September 20, 2022, the Company entered into an agreement to acquire 25% of the outstanding shares of SIMPLY WHIM, INC., a Wyoming corporation (“Simply Whim”), in exchange for 666,666,668 shares of common stock of the Company and a promissory note in the face amount of $2,000,000. Simply Whim is a skin care product development company. At the date of the acquisition, the price per share of the company shares was $0.0063. The total consideration paid by the company (value of stock issued and promissory note) was $6,200,000 which has been recorded as Investment in Acquisition on the balance sheet.

NOTE 12 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At May 31, 2025, the Company had negative working capital of $5,750,188 and an accumulated deficit of $15,811,938. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

To date the Company has funded its operations through a combination of loans and sales of common stock. The Company anticipates another net loss for the fiscal year ended May 31, 2026 and with the expected cash requirements for the coming year, there is substantial doubt as to the Company’s ability to continue operations.

The Company is attempting to improve these conditions by way of financial assistance through issuances of additional equity and by generating revenues through sales of products and services.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are no additional events requiring disclosure.

F-19

PROSPECTUS

TRANSGLOBAL MANAGEMENT GROUP, INC.

UP TO 2,446,656 SHARES OF

COMMON STOCK

TO BE SOLD BY A CURRENT SECURITY HOLDER

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until May 27, 2026 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS MARCH, 2026

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$2,762.00
Legal fees and expenses	15,000.00
Accounting fees and expenses	5,000.00
Miscellaneous	1,000.00
Total expenses	$23,762.00

Item 14. Indemnification of Directors and Officers

Pursuant to our charter and under the Florida Business Corporation Act, our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for authorization of illegal dividend payments or stock redemptions under Florida law or any transaction from which a director has derived an improper personal benefit. Our charter provides that we are authorized to provide indemnification of (and advancement of expenses) to directors, officers, employees and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise, to the fullest extent permitted by applicable law.

The Company has previously entered into indemnification agreements with each of its current directors and officers. The indemnification agreement indemnifies the indemnitee to the fullest extent permitted by law, including against third-party claims and claims by or in right of the Company or any subsidiary or majority-owned partnership of the Company by reason of that person (including the advancement of expenses subject to certain conditions) (a) being a director, officer employee or agent of the Company, or of any subsidiary or majority-owned partnership of the Company or (b) serving at the request of the Company as a director, officer, employee or agent of another entity. If appropriate, the Company is entitled to assume the defense of the claim with counsel selected by the Company and approved by the indemnitee (which approval may not be unreasonably withheld). Separate counsel employed by the indemnitee will be at his or her own expense unless (1) the employment of separate counsel has been previously authorized by the Company, (2) the indemnitee reasonably concludes there may be a conflict of interest, or (3) the Company has not, in fact, employed counsel to assume the defense of such claim.

Item 15. Recent Sales of Unregistered Securities

The Bates Family Trust, David Bates Trustee - 500,000

On October 20, 2025, Marc Angell and Jacquie Angell (the “Sellers”) entered into a Purchase Agreement, as amended (the “Purchase Agreement”), with GetGolf.com, LLC (“GetGolf”), pursuant to which GetGolf agreed to acquire certain assets and interests related to Sellers golf-related business operations for an aggregate purchase price of $500,000, payable over a twelve (12) month period (the “GetGolf Transaction”).

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Pursuant to the Purchase Agreement and related transaction documents, GetGolf acquired from Marc and Jacquie Angell:

(i)	200 shares of the Company’s Series A Preferred Stock (the “Series A Shares”), which collectively carried 80% of the voting power of all classes of the Company’s voting stock at all times;

(ii)	that certain promissory note issued by the Company to Jacquie Angell in the original principal amount of $2,000,000 (the “Angell Note”); and

(iii)	666,700 shares of the Company’s common stock previously held by the Angell Family Trust, which shares were returned to the Company’s treasury and cancelled in connection with the transaction.

In connection with the consummation of the GetGolf Transaction:

•	On October 20, 2025, all outstanding 200 Series A Shares were returned to the Company’s treasury and simultaneously reissued in the aggregate to Jeff Foster and Kelly L. Kirchhoff, as follows: 67 Series A Shares to Mr. Foster, and 133 Series A Shares to Mr. Kirchhoff. Each of Mr. Foster and Mr. Kirchhoff the Company’s Board of Directors effective as of that date, and Mr. Foster was appointed Chairman of the Board and Chief Executive Officer.
•	As a result of the reissuance of the Series A Shares, Mr. Foster and Mr. Kirchhoff, collectively control 80% of the voting power of the Company’s outstanding capital stock. Through these governance changes and related arrangements, GetGolf, effectively obtained control over the Company and may unilaterally control the vote on all shareholder matters including the appointment of members of the Company’s Board of Directors.
•	Marc Angell resigned as Chief Executive Officer effective October 20, 2025 and entered into a transitional services agreement, pursuant to which he served as the Company’s Secretary, Treasurer and Chief Financial Officer. On January 26, 2026, Marc Angell resigned as Secretary, Treasurer and Chief Financial Officer of the Company, and continues to provide transitional, operational and strategic support to the Company on an as needed basis, as a third-party consultant.
•	In connection with the Company’s strategic realignment, 100% of the issued and outstanding shares of Music of Your Life, Inc., a Nevada corporation (“MYLI”), were transferred back to Marc and Jacquie Angell. This transfer included all trademarks, copyrights, recordings, broadcasts, media assets, licensing rights, merchandising rights, and other intellectual property or tangible assets associated with the “Music of Your Life” brand and business.
•

GetGolf assigned and transferred to the Company all of its right, title, and interest in certain golf-related assets and businesses, including (i) “Stand By Golf,” a proprietary, cloud-based golf reservation, yield-management, and operations platform designed to optimize golf course utilization, and enhance golfer engagement, and (ii) the Apache Creek Golf Club, which is a full-service, revenue-producing golf course, These assets position the Company to pursue a focused strategy centered on golf-related technology, operations, and lifestyle assets

On June 5, 2025, the Company effectuated a 1 for 1,000 reverse split of the Company’s Common Stock (“Reverse Split”), meaning that each 1,000 shares of Common Stock was consolidated into 1 share of Common Stock following the reverse split, provided however, that fractional shares were rounded up to the nearest whole share.

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From September 2023 through the date hereof, the Company has issued the following shares in satisfaction of outstanding convertible notes and other debt obligations:

Date	Shareholder	Shares Issued	Issuance Price	Reason for Issuance
8/22/2023	Sherry Sparks	36,876,500	0.00008	Partial Note Conversion
9/19/2023	Quick Capital LLC	44,000,000	0.00035	Partial Note Conversion
10/25/2023	Quick Capital LLC	40,000,000	0.0003	Partial Note Conversion
11/6/2023	Quick Capital LLC	43,636,363	0.000275	Partial Note Conversion
11/13/2023	Quick Capital LLC	47,963,636	0.000275	Partial Note Conversion
11/20/2023	Quick Capital LLC	50,334,690	0.000275	Partial Note Conversion
11/27/2023	Quick Capital LLC	53,400,000	0.0002	Partial Note Conversion
1/5/2024	Sherry Sparks	50,000,000	0.00008	Partial Note Conversion
1/10/2024	Sherry Sparks	52,000,000	0.00008	Partial Note Conversion
1/30/2024	Quick Capital LLC	74,900,000	0.0001	Partial Note Conversion
1/31/2024	Sherry Sparks	63,000,000	0.00008	Partial Note Conversion
2/2/2024	Quick Capital LLC	82,300,000	0.0001	Partial Note Conversion
2/22/2024	Quick Capital LLC	99,200,000	0.00005	Partial Note Conversion
2/23/2024	Sherry Sparks	91,000,000	0.00008	Partial Note Conversion
4/1/2024	Quick Capital LLC	106,600,000	0.00005	Partial Note Conversion
5/8/2024	Quick Capital LLC	122,000,000	0.00005	Partial Note Conversion

On September 20, 2022, the Company entered into a Share Purchase Agreement (the “SPA”) to acquire 25% of the outstanding shares of SIMPLY WHIM, INC., a Wyoming corporation (hereafter, “SIMPLY WHIM”), in exchange for 666,666,668 shares of common stock (the “SIMPLYWHIM Common Stock”) of the Company and a promissory note in the face amount of Two Million dollars ($2,000,000) (such transaction is hereafter referred to as the “Exchange”). SIMPLY WHIM is a skin care product development company. As a result of the Exchange, all of the SIMPLYWHIM Common Stock was issued to Jacquie Angell, the spouse of the Company’s CEO Marc Angell. This is considered a related party transaction.

On August 16, 2018 (the “Closing Date”), Music of Your Life, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) by and among the Company, and Transglobal Management Group, Inc., a Utah corporation ("TMG"), pursuant to which the Company merged with TMG. The Company was the surviving corporation. Each shareholder of TMG received one (1) share of common stock of the Company for every one (1) share of TMG common stock held as of August 16, 2018. In accordance with the terms of the merger agreement, all of the shares of TMG held by TMG shareholders were cancelled, and 100,000 shares of common stock (as adjusted for the September 4, 2019 1 share for 400 shares stock split) of the Company were issued to the TMG shareholders. A majority of these shares, 50,000 shares of common stock of the Company were issued to Marc and Jacquie Angell, affiliates of the Company. This is considered a related party transaction. The TMG merger will provide the Company with access to certain registered trademarks and intellectual property with respect to health, beauty and social networking products.

With respect to the transactions noted above. Each of the recipients of securities of the Company was an accredited investor, or is considered by the Company to be a “sophisticated person”, inasmuch as each of them has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of receiving securities of the Company. No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of its securities as described above was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation dated December 16, 2025.
3.2	Amended and Restated Bylaws of Transglobal Management Group, Inc. dated December 16, 2025.
5.1	Opinion of John D. Thomas, P.C.
10.1	Equity Financing Agreement between the Registrant and MacRab, LLC, dated February 17, 2026 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on March 3, 2026).
10.2	Registration Rights Agreement between the Registrant and MacRab, LLC, dated February 17, 2026 (incorporated by reference to Registrant’s Current Report on Form 8-K filed on March 3, 2026).
13.1	The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025 (incorporated by reference to Registrant’s Annual Report on Form 10-K/A filed on September 17, 2025).
21.1	Subsidiaries of the Registrant.
23.1	Consent of LAO Professionals.
107	Exhibit Filing Fees

Item 17. Undertakings

Undertakings of the Registrant

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 4th day of March, 2026.

TRANSGLOBAL MANAGEMENT GROUP, INC.

Dated: March 4, 2026	/s/ Jeff Foster
Jeff Foster
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Jeff Foster and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeff Foster	Chairman, Chief Executive Officer, principal executive officer	March 4, 2026
Jeff Foster	and principal financial officer

/s/ Kelly Kirchhoff	Director	March 4, 2026
Kelly Kirchhoff

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